UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CLEAR-LITE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	3640	20-8257363
(State or other jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

102 NE 2nd Street, PMB 400
Boca Raton, Florida 33432

Tel No.: (561) 544-6966

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Commercial Registered Agent Corporation
502 E. John Street
Carson City, NV 89706

 (Name, Address and Telephone Number of Agent for Service)
Communication Copies to:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.001 par value per share	1,750,000	$0.05	$87,500	$6.24

Common Stock, $0.001par value per share, issuable upon conversion of a convertible note.	20,000,000	$0.05	$1,000,000	$71.30

Total	21,750,000	$0.05	$1,087,500	$77.54

(1)
The 21,750,000 shares of our common stock to be registered includes (i) 1,500,000 shares of our common stock that were issued to an accredited investor pursuant to a subscription agreement entered into on June 17, 2010, between such investor and the Company, (ii) 20,000,000 shares of our common stock that will be issuable upon conversion of a convertible promissory note (the “Note”) of the Company of up to $650,000 principal amount issued to an accredited investor (the “Noteholder”) on July 19, 2010 and (iii) 250,000 shares of our common stock that we issued to consultants of the Company for services rendered.

In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the closing bid price of common stock of the registrant as reported on the Over-the-Counter Bulletin Board (the “OTCBB”) on August 19, 2010.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated August 24, 2010

CLEAR-LITE HOLDINGS, INC.

21,750,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 21,750,000 shares of our common stock, par value $0.001 per share, by the selling security holders (the “Selling Security Holders”), including (i) 1,500,00 shares issued to an accredited investor pursuant to a subscription agreement; (ii) 20,000,000 shares that will be issuable upon conversion of the Note by the Noteholder and (iii) 250,000 shares we issued to consultants of the Company for services rendered.
.
This offering will terminate thirty-six (36) months after the registration statement to which this prospectus is made a part is declared effective by the SEC.  The Noteholder will pay a conversion price equal to the lesser of (i) $0.10 or (ii) 65% of the average of the two lowest closing prices of our common stock in the twenty two (22) trading days immediately prior to the conversion, subject to adjustment in certain circumstances.  Any such conversion will be cashless, and will not require further payment from the Noteholder.

We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders.   We will bear all costs associated with this registration statement.

Our common stock is quoted on the OTCBB under the symbol “CLRH.OB.” The shares of our common stock registered hereunder are being offering for sale by the Selling Security Holders at prices established on the OTCBB during the term of this offering. On August 16, 2010, the closing bid price of our common stock was $.05 per share. These prices will fluctuate based on the demand for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 5.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2010

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. This prospectus contains important information about us that you should read and consider carefully before you decide whether to invest in our common stock. If you have any questions regarding the information in this prospectus, please contact Thomas J. Irvine, our Chief Executive Officer, at: Clear-Lite Holdings, Inc., 102 NE 2nd Street, PMB 400, Boca Raton, FL 33432, or by phone at (561) 544-6966.

i

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Before investing in our common stock, you should read this entire prospectus carefully, especially the sections entitled “Risk Factors” beginning on page 5 and “Management’s Discussion and Analysis of Financial Condition and Plan of Operation” beginning on page 27, as well our financial statements and related notes included elsewhere in this prospectus.  In this prospectus, the terms “Clear-Lite,” “Company,” “we,” “us” and “our” refer to Clear-Lite Holdings, Inc.

Overview

The Company was organized on December 28, 2006, under the laws of the State of Nevada under the name AirtimeDSL.  On April 15, 2009, we acquired TAG Industries, Inc. (“TAG”) through a merger of our wholly owned subsidiary AirtimeDSL Acquisition Corporation.  The business of TAG became our main operations as the result of the merger.  On May 28, 2009, our Board of Directors filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada changing the Company’s name to Clear-Lite Holdings, Inc.

We focus on two profitable and high volume areas of the lighting industry, namely the Industrial/Commercial (“I/C”) and Retail Sectors.  In these sectors, we focus on two categories:  Energy Saving Light Bulbs and Portable Lamps and Lighting Fixtures.

Business Strategy

We are positioned as a green lighting alternative company that offers environmentally friendly lighting products.  Our Company, with the ClearLite(R) private label, and Original Equipment Manufacturing (“OEM”) brands, will sell energy-efficient and technologically advanced lighting products including lamps and light fixtures to the retail and I/C markets.  Our mission is to provide society with innovative, energy saving and environmentally friendly lighting products to help improve the quality of life and satisfy customer needs by providing an easy pathway for consumers and organizations to adopt as many green lighting solutions as their budgets will accommodate.

We plan to focus on developing the following operational characteristics:

•	Rapid turnaround from concept to delivery;

●	First to market;

•	Prompt, high quality, one-call customer service;

•	Highly informed sales people with great tips for greening;

•	Strong communication and collaboration among product distributors and service providers to ensure a seamless customer experience; and,

•	Outsourced technical support and quality control.

All of the above will be supported by our fulfillment partners. They will own and maintain the proper inventory levels. They will also provide the day-to-day inventory management and order processing controls, such as Electronics Data Interchange (“EDI”).

Logistics

We do not physically manufacturer, warehouse, or distribute the goods we sell.  We have chosen to outsource these capabilities to firms with the expertise and the experience to provide efficient, reliable service.

We are chartered to be a platform company and as such, we are not programmed to own inventory, or handle dealer direct invoicing. We focus on key strategic accounts in both the retail and I/C sectors that purchase via wire transfers and letters of credit.

We handle the day-to-day business through distribution and fulfillment partners and indirect channel strategic partners.  One of the significant advantages is the fact that these partners may already be a vendor to most of the leading accounts in the U.S., Canada and Mexico.  Developing these relationships and obtaining vendor numbers makes it significantly easier for a buyer to list our products.  We believe that these relationships and the fact that the fulfillment partner will be their customer will help us achieve targeted sales and profit goals.

Competition

Some companies have been very successful in focusing on energy saving technology.  Unlike many of our competitors, however, we will be a comprehensive solution provider of energy efficient natural lighting products for the I/C and retail sectors.  There is no assurance, however, that we will be able to compete successfully against present or future competitors or that competitive pressures faced by our Company will not have a material adverse effect on us.

Recent Developments

We entered into a subscription agreement with an accredited investor on June 17, 2010, whereby the investor purchased 1,500,000 shares of our common stock for $150,000. In conjunction with the issuance of these shares of common stock, we issued 1,500,000 warrants to purchase shares of our common stock at an exercise price of $0.10 to such investor. We issued these securities without registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act.

On July 19, 2010, we issued an unsecured convertible promissory note (the “Note”) for a purchase price of up to $650,000 with one accredited investor (the “Noteholder”).  The Note bears interest at the annual rate of 10%, has a maturity date of July 19, 2013 and is convertible into up to 20,000,000 shares of our common stock.  The Noteholder is entitled, at its option, to convert all or part of the principal amount and accrued interest into shares of our common stock at a conversion price equal to the lesser of (i) $0.10 or (ii) 65% of the average of the two lowest closing prices of our common stock in the twenty two (22) trading days immediately prior to the conversion, subject to adjustment in certain circumstances.  See “The Offering” section set forth below for a more detailed description of the terms of the Note.  Any such conversion will be cashless, and will not require further payment from the Noteholder.  After conversion, the Noteholder may sell our shares of common stock in any manner at the current market price. We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our Note and the underlying shares of our common stock into which the Note is convertible pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does not involve a public offering.

Where You Can Find Us

Our principal executive office is located at 102 NE 2nd Street, PMB 400, Boca Raton, FL 33432, and our telephone is (561) 544-6966.  Our Internet address is www.clearlite.com.

The Offering

Common stock offered by selling security holders	Up to 21,750,000 shares of common stock, which includes 20,000,000 shares of common stock issuable upon conversion of the Note.

Common stock outstanding before the offering	73,850,744 common shares as of August 16, 2010.

Common stock outstanding after the offering (1)	93,850,744 common shares, assuming the full conversion of the Note.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) three years from the effective date of this Prospectus.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

OTCBB Symbol	CLRH.OB

(1)
The number of shares of our common stock which shall be outstanding immediately after this offering is based upon 73,850,744 shares issued and outstanding as of August 16, 2010, but excludes the 20,000,000 shares issuable upon conversion of the Note issued to the Noteholder.

This offering relates to (i) 1,500,000 shares of our common stock that were issued to an accredited investor pursuant to a subscription agreement entered into on June 17, 2010 between such investor and the Company, (ii) 20,000,000 shares of our common stock that will be issuable upon conversion of the Note of up to $650,000 principal amount issued to the Noteholder on July 19, 2010 and (iii) 250,000 shares of our common stock that we issued to consultants of the Company for services rendered.

On July 19, 2010, we issued the Note to the Noteholder for a purchase price of $650,000.  The Company received $115,000 on July 19, 2010 under the terms of the Note.  The Note bears interest at the annual rate of 10%, has a maturity date of July 19, 2013, and is convertible into up to 20,000,000 shares of our common stock.  The Noteholder is entitled, at its option, to convert all or part of the principal amount and accrued interest into shares of our common stock at a conversion price equal to the lesser of (i) $0.10 or (ii) 65% of the average of the two lowest closing prices of our common stock in the twenty two (22) trading days immediately prior to the conversion, subject to adjustment in certain circumstances.  Under the terms of the Note the Company will receive additional funds based on the following schedule: (i) $50,000 within five (5) business days of the filing of this Registration Statement; (ii) $50,000 within five (5) business days of the earlier of (a) filing of the first amended registration statement or (b) the SEC declaring this registration effective (“Effectiveness”), (c) $150,000 within ten (10) business days of Effectiveness, (d) $150,000 within thirty (30) business days of Effectiveness; and (e) $135,000 with sixty (60) days of Effectiveness; provided, however, at the time of each funding (i) the Company’s common stock must not be less than $0.05; (ii) the Company’s total dollar trading volume of the Company’s common stock for the  previous twenty two (22) trading days must have been at least $500,000; and (iii) there shall not be an event of default under the Note documents; provided further that, if the price of the Company’s common stock is less than $0.05, then the Noteholder shall only be required to fund the quotient of the Company’s current stock price divided by $0.05 multiplied by the scheduled payment amount on the day of payment.

At the time of each payment interval, the total dollar trading volume of our common stock for the previous twenty two (22) trading days must be at least $500,000.  However:

•	if within ninety (90) days from the date of the Note, then the above condition will not apply to the first three payments ($115,000, $50,000, and $50,000);

•	If beyond ninety (90) days from the date of the Note, then the above condition will apply to the first three payments ($115,000, $50,000, and $50,000); and

•	The above condition will apply to the last three payments ($150,000, $150,000, and $135,000) at all times.

Each of the above conditions is outside the Noteholders control and the Noteholder is irrevocably bound to fund additional payments based solely on these conditions.

We are relying on an exemption from the registration requirements of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a private offering, each Selling Security Holder is an “accredited investor” and the Selling Security Holders have access to information about us and our investment.

Summary of Consolidated Financial Information

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Operations:

Summary Statements of Operations for the nine months ended April 30, 2010 and 2009:

	April 30, 2010 Unaudited	April 30, 2009 Unaudited
Sales	$457,934	$611,019
Gross profit	$119,349	$274,272
General and administrative expenses	$9,468,843	$942,049
Other expenses - net	$(10,636,125)	$(469)
Net loss	$(19,985,619)	$(668,246)
Net Loss per Common Share – Basic and Diluted	$(0.35)	$(0.01)

Summary Statements of Operations for the three months ended April 30, 2010 and 2009:

	April 30, 2010 Unaudited	April 30, 2009 Unaudited
Sales	$-	$873
Gross profit	$-	$873
General and administrative expenses	$366,145	$367,752
Other expenses - net	$(1,286,410)	$(517)
Net loss	$(1,652,555)	$(367,396)
Net Loss per Common Share – Basic and Diluted	$(0.03)	$(0.01)

Summary Income Statement for the Period January 1, 2009 to July 31, 2009 as compared to the Year ended December 31, 2008:

	For the Period January 1, 2009 to July 31, 2009 (Consolidated) (Restated)	For the Year Ended December 31, 2008
Sales	$0	$610,146
Gross profit	$0	$258,819
General and administrative expenses	$1,565,413	$1,721,817
Interest expense	$329,227	$-
Change in fair value of derivative liability	$1,907,790	$-
Derivative expense	$7,832,566	$-
Net loss	$(11,634,996)	$(1,462,998)
Loss per Share	$(0.23)	$(0.03)

Summary of Financial Position:

The following table summarizes total current assets, liabilities and working capital at April 30, 2010 compared to July 31, 2009:

	April 30, 2010 (Unaudited)	July 31, 2009	Increase/ (Decrease)
Current Assets	$652,469	$83,587	$568,882
Current Liabilities	$6,328,212	$10,551,903	$(4,223,691)
Working Capital (Deficit)	$(5,675,743)	$(10,468,316)	$4,792,573

RISK FACTORS

The following discussion and analysis should be read in conjunction with the other financial information and consolidated financial statements and related notes appearing in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results will depend upon a number of factors beyond our control and could differ materially from those anticipated in the forward-looking statements. Some of these factors are discussed below and elsewhere in this prospectus.

Risks Relating to the Company

WE HAVE A LIMITED OPERATING HISTORY.

We have a limited operating history.  Prospective investors should be aware of the difficulties encountered by such new enterprises, as we face all of the risks inherent in any new business. These risks include, but are not limited to, competition, the absence of an operating history, the need for additional working capital, and the possible inability to adapt to various economic changes inherent in a market economy. The likelihood of success of the Company must be considered in light of these problems, expenses that are frequently incurred in the operation of a new business and the competitive environment in which we will be operating.

OUR MANAGEMENT TEAM DOES NOT HAVE EXTENSIVE EXPERIENCE IN PUBLIC COMPANY MATTERS, WHICH COULD IMPAIR OUR ABILITY TO COMPLY WITH LEGAL AND REGULATORY REQUIREMENTS.

We became a public company and subject to the applicable reporting requirements under the securities laws of the United States upon consummation of a reverse triangular merger with TAG (the “Reverse Triangular Merger”) through a merger of our wholly subsidiary AirtimeDSL Acquisition Corporation on April 15, 2009. Our management team has had very limited public company management experience or responsibilities. This could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws, including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

WE WILL INCUR INCREASED COSTS AND DEMANDS UPON MANAGEMENT AS A RESULT OF COMPLYING WITH THE LAWS AND REGULATIONS AFFECTING PUBLIC COMPANIES, WHICH COULD AFFECT OUR OPERATING RESULTS.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. In addition, our management team will also have to adapt to the requirements of being a public company, as none of our senior executive officers has experience as an executive in the public company environment since the adoption of the Sarbanes-Oxley Act of 2002. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect recent rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain coverage the same as or similar to coverage that used to be available. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors, on committees of our board of directors or as our executive officers.

IF WE FAIL TO CONTINUE TO MAINTAIN PROPER AND EFFECTIVE INTERNAL CONTROLS, OUR ABILITY TO PRODUCE ACCURATE FINANCIAL STATEMENTS COULD BE IMPAIRED, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS, OUR ABILITY TO CONDUCT BUSINESS AND INVESTOR CONFIDENCE IN OUR COMPANY.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 to furnish a report by management on our internal control over financial reporting. This report contains, among other things, an assessment of the effectiveness of our internal control over financial reporting, including a statement regarding whether or not our internal control over financial reporting is effective.

If we fail to maintain proper and effective internal controls, we may not be able to complete our evaluation and testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control is effective. If we are unable to assert that our internal controls over financial reporting are effective, or if our auditors are unable to attest that our management’s report is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which could have a material adverse effect on the price of our common stock. Failure to comply with the new rules might make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we might be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors, or as executive officers.

WE HAVE A HISTORY OF LOSSES AND MAY NOT BE ABLE TO OPERATE PROFITABLY OR SUSTAIN POSITIVE CASH FLOW IN FUTURE PERIODS.

We have had a net loss in every year since inception. We had a net loss of approximately $11.6 million for the period from January 1, 2009 to July 31, 2009. We have budgeted for increases in all operating expense categories in 2009, including significantly increased costs related to becoming a public reporting company. As a result, becoming profitable will depend in large part on our ability to generate and sustain significantly increased revenue levels in future periods.

We have prepared audited financial statements for the year-end for July 31, 2009. Our ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to our ability to generate revenues or raise sufficient financing. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from our operations.

THE REPORT OF OUR INDEPENDENT AUDITORS CONTAINS AN EXPLANATORY PARAGRAPH RELATING TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In its report dated November 13, 2009, our auditors, Berman & Company, P.A., expressed an opinion that there is substantial doubt about our ability to continue as a going concern. Our accompanying financial statements have been prepared on a going concern basis, which contemplates our continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business. Since inception, we have incurred substantial operating losses and expect to incur additional operating losses over the next several years.

We have financed our operations since inception primarily through convertible notes and equity financings and we will continue to depend on external financing to fund our operations over the next several years. No assurances can be given that the additional capital necessary to meet our working capital needs or to sustain or expand our operations will be available in sufficient amounts or at all. Continuing our operations over the next 12 months is dependent upon obtaining such further financing. These conditions raise substantial doubt about our ability to continue as a going concern.  It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from our operations.

WE MAY NOT BE ABLE TO GROW OUR BUSINESS UNLESS WE FURTHER DEVELOP OUR BRAND RECOGNITION AND MARKET OUR SERVICES IN A COST-EFFECTIVE MANNER.

A growing number of companies offer products that compete with ours. We believe that developing and maintaining our distinctive brand image is critical to attracting additional customers. Accordingly, we intend to continue pursuing an aggressive brand enhancement strategy consisting primarily of online and offline marketing initiatives. Some of our initiatives may be expensive. If these sales and marketing expenditures do not result in increased revenue sufficient to offset these expenses, our business and operating results would be harmed.

We use a variety of marketing channels to promote the ClearLite brand. If one or more of these channels became unavailable to us because the costs of advertising become prohibitively expensive or for other reasons, we may become unable to promote our brand effectively, which could harm our ability to grow our business.

If the consumer/retail and I/C sectors do not perceive our products to be valuable to them, or if we alter or modify our brand image, introduce new products, enter into new business ventures that are not favorably received, customer perception of our brand could be harmed. If the value of our brand is diminished as a result of any or all of these factors, our business would likely suffer.

IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY AGAINST LARGER LIGHTING MANUFACTURERS WITH GREATER RESOURCES, OUR PROSPECTS FOR FUTURE SUCCESS WILL BE JEOPARDIZED.

Clear-Lite Holdings, Inc. faces intense competition from larger and better-established lighting operators that may prevent us from ever becoming a significant company. Management expects the competition to intensify in the future. Pressures created by our competitors could negatively affect our business, results of operations and financial condition.

Many of our potential retail competitors and industrial/commercial competitors have longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing, technical, and other resources. In addition, our competitors may acquire or be acquired by, receive investments from or enter into other commercial relationships with larger, well-established, and well-financed competitors. Therefore, some of our competitors with other revenue sources may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies, and devote substantially more resources to product development.  Increased competition may result in reduced operating margins, loss of market share and diminished value in our brands.  There can be no assurance that we will be able to compete successfully against current and future competitors.

IF WE ARE UNABLE TO RESPOND EFFECTIVELY AS NEW LIGHTING TECHNOLOGIES AND MARKET TRENDS EMERGE, OUR COMPETITIVE POSITION AND OUR ABILITY TO GENERATE REVENUES AND PROFITS MAY BE HARMED.

To be successful, we must keep pace with rapid changes in lighting technology, changing customer requirements, new product introductions by competitors and evolving industry standards, any of which could render our existing products obsolete if we fail to respond in a timely manner.  For example, if new solid-state lighting devices are introduced that can be controlled by methods not covered by our technology, or if effective new sources of light other than solid-state devices are discovered, our current products and technology could become less competitive or obsolete.  If others develop innovative proprietary lighting technology that is superior to ours, or if we fail to accurately anticipate technology and market trends and respond on a timely basis with our own innovations, our competitive position may be harmed and we may not achieve sufficient growth in our revenues to attain, or sustain, profitability.

THE SUCCESS OF OUR BUSINESS MAY DEPEND ON OUR ABILITY TO PROTECT AND ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS.

To establish and protect our intellectual property rights, we rely on a combination of copyright, trademark and trade secret laws and contractual restrictions, all of which offer only limited protection. We may enter into agreements with key employees, contractors, and parties with which we do business in order to limit access to and disclosure of our proprietary information. The steps we have taken to protect our intellectual property may not prevent the misappropriation of proprietary rights or the reverse engineering of our technology. Moreover, others may independently develop technologies that are competitive with ours or that infringe our intellectual property. The enforcement of our intellectual property rights may depend on our taking legal action against these infringers, and we cannot be sure that these actions will be successful, even when our rights have been infringed.

We currently have no issued patents. Any future issued patents or registered trademarks might not be enforceable or provide adequate protection for our proprietary rights. Because of the global nature of commerce, our products can be purchased worldwide. However, we do not have intellectual property protection in every jurisdiction. Furthermore, effective patent, trademark, copyright and trade secret protection may not be available in every country in which our products become available. In addition, the legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in environmentally friendly lighting technology may be uncertain and evolving.

IF A THIRD PARTY ASSERTS THAT WE ARE INFRINGING ITS INTELLECTUAL PROPERTY, WHETHER OR NOT IT IS TRUE, IT COULD SUBJECT US TO COSTLY AND TIME-CONSUMING LITIGATION OR CAUSE US TO OBTAIN EXPENSIVE LICENSES, WHICH COULD HARM OUR BUSINESS.

The environmentally friendly lighting industry is generally characterized by the existence of large numbers of trade secrets, patents, trademarks, and copyrights and by litigation based on allegations of infringement or other violations of intellectual property rights.

Several of our competitors may be involved in litigation and defending against claims of patent infringement. Third parties may assert patent and other intellectual property infringement claims against us in the form of lawsuits, letters or other types of communications. If a third party successfully asserts a claim that we are infringing its proprietary rights, royalty or licensing agreements might not be available on terms we find acceptable, or at all. As not all currently pending patent applications are publicly available, we cannot anticipate all such claims or know with certainty whether our technology infringes the intellectual property rights of third parties. We expect that the number of infringement claims will increase as the number of products and competitors in our industry grows.

These claims against us, whether or not successful, could:

•	divert our management’s attention;

•	result in costly and time-consuming litigation;

•	require us to enter into royalty or licensing agreements, which might not be available on acceptable terms, or at all; and/or

•	require us to redesign our products to avoid infringement.

As a result, any third-party intellectual property claims against us could increase our expenses and adversely affect our business. Even if we have not infringed a third party’s intellectual property rights, our legal defense could prove unsuccessful and require us to expend significant financial and management resources.

WE MAY NEED ADDITIONAL CAPITAL TO FUND OUR FUTURE OPERATIONS AND, IF IT IS NOT AVAILABLE WHEN WE NEED IT, WE MAY NEED TO REDUCE OUR PLANNED DEVELOPMENT AND MARKETING EFFORTS, WHICH MAY IMPEAD OUR ABILITY TO GENERATE SUBSTANTIAL REVENUES.

We believe that our existing working capital and cash available from operations will not enable us to meet our working capital requirements for at least the next 12 months. However, the development and marketing of our products and the expansion of distribution channels and associated support personnel requires a significant commitment of resources. In addition, if the markets for our products develop more slowly than anticipated, or if we fail to establish significant market share and achieve sufficient net revenues, we may continue to consume significant amounts of capital. As a result, we could be required to raise additional capital. We cannot assure that additional capital, if required, will be available on acceptable terms, or at all. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned product development and marketing efforts, which could harm our business, financial condition and operating results.

IF THE COMPANIES TO WHICH WE OUTSOURCE THE MANUFACTURE OF OUR PRODUCTS FAIL TO MEET OUR REQUIREMENTS FOR QUALITY, QUANTITY AND TIMELINESS, OUR REVENUES AND REPUTATION IN THE MARKETPLACE COULD BE HARMED.

We outsource a significant portion of the manufacture and assembly of our products. We currently depend on a small number of contract manufacturers to manufacture our products at plants in various locations throughout the world.  These manufacturers supply a significant portion of the necessary raw materials and may provide the necessary facilities and labor to manufacture our products. If these companies were to terminate their arrangements with us or fail to provide the required capacity and quality on a timely basis, we would be unable to manufacture and ship our products until replacement manufacturing services could be obtained. To qualify a new contract manufacturer, familiarize it with our products, quality standards and other requirements, and commence volume production may be a costly and time-consuming process. Therefore, we may be unable to establish alternative manufacturing relationships on acceptable terms or in a timely manner.

Our reliance on contract manufacturers involves certain risks, including the following:

•	lack of direct control over production capacity and delivery schedules; and

•	lack of direct control over quality assurance, manufacturing yields and production costs.

Any interruption in our ability to affect the manufacture and distribution of our products could result in delays in shipment, lost sales, limited revenue growth and damage to our reputation in the market, all of which would adversely affect our business.

WE MAY BE LIABLE FOR THE PRODUCTS WE PROVIDE.

There is no guarantee that the level of insurance coverage we secure will be adequate to protect us from risks associated with claims that exceed the level of coverage maintained.  Because of our limited operations to date, no threatened or actual claims have been made upon us for product liability.  We cannot assure you, however, that threatened or actual claims will not be made against us in the future.

THE LIGHTING INDUSTRY IS SUBJECT TO PRICING PRESSURES THAT MAY CAUSE US TO REDUCE THE FUTURE GROSS MARGINS FOR OUR PRODUCTS.

To be competitive, we might be required to adjust our prices in response to industry-wide pricing pressures.  Our competitors may possibly source from regions with lower costs than those of our sourcing partners and those competitors may apply such additional cost savings to further reduce prices.

Moreover, increased customer demands for markdown allowances, incentives and other forms of economic support reduce our gross margins and affect our profitability.  Our financial performance may be negatively affected by these pricing pressures if we are forced to reduce our prices without being able to correspondingly reduce our costs for finished goods or if our costs for finished goods increase and we cannot increase our prices.

WE MAY NOT BE ABLE TO KEEP PACE WITH CONSTANTLY CHANGING LIGHTING TRENDS, AND IF WE MISJUDGE CONSUMER PREFERENCES, THE IMAGE OF ONE OR MORE OF OUR BRANDS MAY SUFFER AND THE DEMAND FOR OUR PRODUCTS MAY DECREASE.

Our success will depend, in part, on our management's ability to anticipate and respond effectively to rapidly changing lighting trends and consumer tastes and to translate market trends into appropriate, saleable products. If we are unable to successfully anticipate, identify, or react to changing trends and misjudge the market for our products or any new product lines, our sales may be lower. In response, we may be forced to increase our marketing promotions or provide markdown allowances to our customers, any of which could have a material adverse effect on our net sales and profitability. Our brand image may also suffer if customers believe that we are no longer able to offer innovative lighting products, respond to the latest trends, or maintain the quality of our products.

Even if we are able to anticipate and respond effectively to changing lighting trends and consumer preferences, our competitors may quickly duplicate or imitate one or more aspects of our products, promotions, advertising, and business processes, whether or not they are protected under applicable intellectual property law, which may materially reduce our sales and profitability.

THE LOSS OF ONE OR MORE OF OUR FUTURE SUPPLIERS OF FINISHED GOODS OR RAW MATERIALS MAY INTERRUPT OUR SUPPLIES.

We plan to purchase lighting products designed by us from a limited number of third-party manufacturers. Furthermore, our finished goods suppliers also purchase the components of our products from a limited number of suppliers. The loss of one or more of these vendors could interrupt our supply chain and affect our ability to deliver products to our customers, which would have a material adverse effect on our sales and profitability.

INCREASES IN THE PRICE OF RAW MATERIALS USED TO MANUFACTURE OUR PRODUCTS COULD MATERIALLY INCREASE OUR COSTS AND DECREASE OUR PROFITABILITY.

The prices for lighting components are dependent on the market price for the raw materials used to produce them. There can be no assurance that prices for these and other raw materials will not increase in the near future.

These raw materials are subject to price volatility caused by weather, supply conditions, power outages, government regulations, economic climate, and other unpredictable factors. Any raw material price increase would increase our cost of sales and decrease our profitability unless we are able to pass higher prices on to our customers. In addition, if one or more of our competitors is able to reduce its production costs by taking advantage of any reductions in raw material prices or favorable sourcing agreements, we may face pricing pressures from those competitors and may be forced to reduce our prices or face a decline in sales, either of which could have a material and adverse effect on our business, results of operations and financial condition.

WE ARE SUBJECT TO LEGAL, POLITICAL, AND ECONOMIC RISKS ABROAD.

We currently outsource the manufacture of certain of our products and parts and components to international facilities. To the extent that we continue to outsource to international locations, we are exposed to differing laws, regulations and business cultures than what we experience domestically that may adversely affect our business. We may also be exposed to economic and political instability and international unrest. Although we hope to enter into agreements with manufacturers, shippers and distributors that attempt to minimize these risks, such agreements may not be honored, and we may not be able to adequately protect our interests.

We intend to continue outsourcing the manufacture of our products and parts and components internationally for the foreseeable future. There are many barriers and risks to operating successfully in the international marketplace, including the following:

•	intellectual property protection risks;

•	foreign currency risks;

•	dependence on foreign manufacturers, shippers and distributors;

•	compliance with multiple, conflicting and changing governmental laws and regulations; and

•	import and export restrictions and tariffs.

If we are not able to successfully deliver our products and services to our anticipated markets in a timely and cost-effective manner, our revenue growth and profitability may be adversely affected.

ANY FUTURE ACQUISITIONS COULD DISRUPT OUR BUSINESS AND HARM OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We may decide to acquire businesses, products or technologies in order to expand our environmentally friendly lighting product line. We have not made any acquisitions to date, and therefore our ability to execute acquisitions successfully is unproven. Any acquisition could require significant capital outlays and could involve many risks, including, but not limited to, the following:

•
to the extent an acquired company has a corporate culture different from ours, we may have difficulty assimilating this organization, which could lead to morale issues, increased turnover and lower productivity than anticipated, and could also have a negative impact on the culture of our existing organization;

•	we may be required to record substantial accounting charges;

•	an acquisition may involve entry into geographic or business markets in which we have little or no prior experience;

•	integrating acquired business operations, systems, employees, services and technologies into our existing business, workforce and services could be complex, time-consuming and expensive;

•	an acquisition may disrupt our ongoing business, divert resources, increase our expenses and distract our management;

•	we may incur debt in order to fund an acquisition, or we may assume debt or other liabilities, including litigation risk, of the acquired company; and,

•	we may have to issue equity securities to complete an acquisition, which would dilute our stockholders’ ownership position and could adversely affect the market price of our common stock.

Any of the foregoing or other factors could harm our ability to achieve anticipated levels of profitability from acquired businesses or to realize other anticipated benefits of acquisitions. We may not be able to identify or consummate any future acquisitions on favorable terms, or at all. If we do effect an acquisition, it is possible that the financial markets or investors will view the acquisition negatively. Even if we successfully complete an acquisition, it could adversely affect our business.

ANY COMMERCIAL PRODUCTS WE DEVELOP WILL BE SUBJECT TO EXTENSIVE REGULATION, WHICH WILL BE COSTLY.

If our research and development efforts are successful, any commercial products that we develop will be subject to extensive regulation, both in the U.S. and internationally. Compliance with these laws and regulations will be costly and will incur significant management time. Failure to comply with applicable laws and regulations could have a material adverse effect on our business.

IF WE FAIL TO OBTAIN OR MAINTAIN INDUSTRY CERTIFICATION FOR OUR PRODUCTS, OUR BUSINESS WILL BE HARMED.

We design our products to be UL/cUL, and FCC compliant. We also seek Energy Star® qualification where applicable.  UL compliance certification is a key standard in the lighting industry, and if we fail to obtain and maintain this standard we may not have any market interest for our products.  We may not obtain this certification or we may be required to make changes to our light bulbs, which would delay our commercialization efforts and would negatively harm our business and our results of operations.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF THOMAS J. IRVINE, OUR CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER, AND SECRETARY. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Thomas J Irvine. We currently do not have an employment agreement with Mr. Irvine. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

FOR THE FORESEEABLE FUTURE, THOMAS J. IRVINE MAY BE ABLE TO INFLUENCE THE SELECTION OF ALL MEMBERS OF OUR BOARD OF DIRECTORS, AS WELL AS VIRTUALLY EVERY OTHER MATTER THAT REQUIRES BOARD APPROVAL, WHICH MAY LIMIT THE ABILITY OF OTHER STOCKHOLDERS TO INFLUENCE CORPORATE MATTERS.

Since the Reverse Triangular Merger, Thomas J. Irvine has been sole board member. Thomas J. Irvine and his affiliates may have significant influence over our management and affairs, and may be able to influence virtually all matters requiring Board approval, including the appointment of directors and significant corporate transactions, even if they own considerably less than 50% of the total number of outstanding shares of our common stock. Moreover, these persons may take actions in their own interests that you or our other stockholders do not view as beneficial.

THE INABILITY OF OUR CHIEF FINANCIAL OFFICER TO DEVOTE SUFFICIENT TIME TO THE OPERATION OF THE BUSINESS MAY LIMIT OUR COMPANY'S SUCCESS.

David S. Briones, our Chief Financial Officer, manages the public company practice of Bartolomei Pucciarelli, LLC, an accounting firm located in Lawrenceville, New Jersey.  Mr. Briones divides his time between working with the Company and numerous other clients. Mr. Briones and his staff currently devote approximately 40 hours per month to the operation of our business. Mr. Briones' duties at Bartolomei Pucciarelli, LLC may create conflicts of time and may detract from the time Mr. Briones can spend on our business. If our business requires more time for operations than anticipated, our Chief Financial Officer may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern.  Even if this lack of sufficient time of our Chief Financial Officer is not fatal to our existence, it may result in limited growth and success of the business.

POSSIBLE INABILITY TO FIND SUITABLE EMPLOYEES.

In order to implement the aggressive business plan, management recognizes that additional staff will be required.  No assurances can be given that we will be able to find suitable employees that can support our needs or that these employees can be hired on favorable terms.

Risks Related to Our Securities and this Offering

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS BECAUSE WE HAVE A HISTORY OF LOSSES AND EXPECT FUTURE LOSSES.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

BECAUSE WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK AND HAVE NO PLANS TO DO SO, THE ONLY RETURN ON YOUR INVESTMENT WILL COME FROM ANY INCREASE IN THE VALUE OF THE COMMON STOCK.

Since beginning our current business, we have not paid cash dividends on the common stock and do not intend to pay cash dividends in the foreseeable future. Rather, we currently intend to retain future earnings, if any, to finance operations, and expand our business. Therefore, any return on your investment would come only from an increase in the value of our common stock.

THE NOTEHOLDER OF THE CONVERTIBLE NOTE HAS THE OPTION OF CONVERTING THE CONVERTIBLE NOTE INTO SHARES OF OUR COMMON STOCK. IF THE CONVERTIBLE NOTE IS CONVERTED, THERE WILL BE DILUTION OF YOUR SHARES OF OUR COMMON STOCK.

There are a large number of shares underlying the Note that may be available for future sale and the sale of these shares may depress the market price of our common stock.

FUTURE SALES OF SHARES OF OUR COMMON STOCK BY EXISTING SECURITY HOLDERS IN THE PUBLIC MARKET, OR THE POSSIBILITY OR PERCEPTION OF SUCH FUTURE SALES, COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR STOCK AND OUR ABILITY TO RAISE FUNDS.

To date there has been a limited public market for our common stock, and we cannot predict what effect, if any, market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of our common stock. Nevertheless, sales of substantial amounts of common stock, including shares issued upon the exercise of the convertible note in the public market or the perception that these sales could occur, could materially and adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON AND/OR PREFERRED SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 195,000,000 shares of common stock and 5,000,000 shares of preferred stock.  The future issuances of common and/or preferred stock may result in substantial dilution in the percentage of our common stock held by our shareholders.  We may value any common stock issued in the future on an arbitrary basis.  The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

OUR STOCK PRICE IS VOLATILE AND YOUR INVESTMENT IN OUR SECURITIES COULD DECLINE IN VALUE, RESULTING IN SUBSTANTIAL LOSSES TO YOU.

The market price of our common stock, which is over the counter (OTCBB: CLRH.OB), has been, and may continue to be, highly volatile. Our stock began trading on the OTCBB under the symbol “CLRH.OB” on November 20, 2009. Factors such as announcements of product development progress, financings, technological innovations or new products, either by us or by our competitors or third parties, as well as market conditions within the lighting industry may have a significant impact on the market price of our common stock. Market conditions and conditions of the lighting sector could also negatively impact the price of our common stock.

YOU MAY BE UNABLE TO SELL YOUR COMMON STOCK AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

OUR COMMON STOCK IS QUOTED ON THE OTCBB, WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our common stock is quoted on the OTCBB.  The OTCBB is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of our shares on the OTCBB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

THERE IS LIMITED LIQUIDITY ON THE OTCBB.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one's orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one's order entry.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTCBB, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF SHAREHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTCBB, such as Clear-Lite Holdings, Inc., must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCBB.  If we fail to remain current on our reporting requirements, we could be removed from the OTCBB.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

OUR QUARTERLY AND ANNUAL OPERATING RESULTS MAY FLUCTUATE OR DETERIORATE, WHICH COULD ADVERSELY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

Our quarterly and annual operating results may fluctuate, or be adversely affected, as a result of a variety of factors, many of which are outside of our control.

These include:

•	stock based compensation to strategic partners;

•	concentrated expenditures for advertising;

•	concentrated capital expenditures in any particular period to support our growth or for other reasons;

•	increased research and development expenses relating to the development of new products resulting from our decision to move into new markets;

•	the mix of products sold in a particular period between our core lighting and other higher margin products;

•	changes in our pricing policies or those of our competitors, or other competitive pressures on our prices;

•	the timing and success of new products and technology enhancements introduced by our competitors, including low-priced promotional offers, which could impact new customer growth;

•	the entry of new competitors in our markets;

•	technical difficulties or other factors that result in product manufacturing, or delivery delays;

•	federal, state or foreign regulation affecting our business; and

•	weakness or uncertainty in general economic or industry conditions.

It is possible that in one or more future quarters, due to any of the factors listed above, a combination of those factors or other reasons, our operating results may be below our expectations and the expectations of public market analysts and investors. In that event, the price of our shares of common stock could decline substantially.

OUR COMMON STOCK IS SUBJECT TO PRICE VOLATILITY UNRELATED TO OUR OPERATIONS.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

BECAUSE OUR STOCK IS CONSIDERED TO BE A “PENNY STOCK,” YOUR ABILITY TO SELL YOUR STOCK MAY BE LIMITED.

The Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as “penny stocks”. The Securities and Exchange Commission (SEC) has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. If an exception is unavailable, the regulations require the delivery by broker-dealers, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market.

The penny stock rules require that a broker-dealer approve a person's account for transactions in penny stocks and the broker-dealer receives from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common sock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock..

THE MARKET FOR PENNY STOCK HAS EXPERIENCED NUMEROUS FRAUDS AND ABUSES WHICH COULD ADVERSELY IMPACT SUBSCRIBERS OF OUR STOCK.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•
wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product.

OUR COMMON STOCK IS CLASSIFIED AS A “PENNY STOCK” AS THAT TERM IS GENERALLY DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934 TO MEAN EQUITY SECURITIES WITH A PRICE OF LESS THAN $5.00. OUR COMMON STOCK WILL BE SUBJECT TO RULES THAT IMPOSE SALES PRACTICE AND DISCLOSURE REQUIREMENTS ON BROKER-DEALERS WHO ENGAGE IN CERTAIN TRANSACTIONS INVOLVING A PENNY STOCK.  BECAUSE OUR STOCK IS CONSIDERED TO BE A “PENNY STOCK,” YOUR ABILITY TO SELL YOUR STOCK MAY BE LIMITED.

We will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

 Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination; and,

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock.

THE MARKET FOR PENNY STOCK HAS EXPERIENCED NUMEROUS FRAUDS AND ABUSES WHICH COULD ADVERSELY IMPACT SUBSCRIBERS OF OUR STOCK.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•
wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,c “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. Those that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements, involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

The Selling Security Holders are selling all of the shares of our common stock covered by this prospectus for their own account. Accordingly, we will not receive any proceeds from the resale of the common stock.

DETERMINATION OF OFFERING PRICE

Our common stock currently trades on the OTCBB under the symbol “CLRH.OB”. The offering price of the 20,000,000 shares underlying the Note is equal to the lesser of (i) $0.10 or (ii) 65% of the average of the two lowest closing prices of our common stock in the twenty two (22) trading days immediately prior to the conversion, subject to adjustment in certain circumstances, which is equal to the conversion price of the Note. The Noteholder may sell shares in any manner at the current market price.

SELLING SECURITY HOLDERS

The following table sets forth the name of the Selling Security Holders, the number of shares of common stock beneficially owned by each of the Selling Security Holders as of  the date hereof and the number of share of common stock being offered by each of the Selling Security Holders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of the shares for resale from time to time. However, none of the Selling Security Holders is under any obligation to sell all or any portion of such shares nor is any of the Selling Security Holders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holders. The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After Offering
JMJ Financial (2)	20,000,000	20,000,000	0	0%
JMM Trading LP (3)	1,500,000	1,500,000	0	0%
SNK Consulting Services, LLC (4)	250,000	250,000	0	0%

(1)	The number assumes the Selling Security Holder sells all of the common shares being offering pursuant to this prospectus.

(2)
JMJ Financial is a proprietorship organized and exiting under the laws of state of Florida. Justin Keener is the principal of JMJ Financial and, acting alone, has voting and dispositive power over the shares beneficially owned by JMJ Financial.

(3)
JMM Trading LP is a limited partnership organized and exiting under the laws of Ontario, Canada. Glenn Hunt is the general partner of JMM Trading LP and, acting alone, has voting and dispositive power over the shares beneficially owned by JMM Trading LP.

(4)
Susan U is the principal of SNK Consulting Services, LLC, a limited liability company organized and existing under the laws of New York. Susan U, acting alone, has voting and dispositive power over the shares beneficially owned by SNK Consulting Services, LLC.

PLAN OF DISTRIBUTION

The Selling Security Holders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares of our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales after this registration statement becomes effective;

•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The Selling Security Holders will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

To the extent permitted by law, the Selling Security Holders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The Selling Security Holders or their respective pledges, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stock Holder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holders. The Selling Security Holders that are broker-dealers are deemed to be underwriters. In addition, the other Selling Security Holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stock Holder. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus.

The Selling Security Holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of our common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holders.

Each of the Selling Security Holders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of our common stock by any Selling Security Holder. We will file a supplement to this prospectus if a Selling Security Holder enters into a material arrangement with a broker-dealer for sale of our common stock being registered. If the Selling Security Holders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Security Holders. The Selling Security Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

DESCRIPTION OF SECURITIES TO BE REGISTERED
General

Our authorized capital stock consists of 195,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001 (none of which are issued and outstanding).  Our preferred stock and/or common stock may be issued from time to time without prior approval by our stockholders.  Our preferred stock and/or common stock may be issued for such consideration as may be fixed from time to time by our board of directors.  Our board of directors may issue such shares of our preferred stock and/or common stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Common Stock

We are authorized to issue 195,000,000 shares of common stock, par value $0.001 per share, of which 73,850,744 shares were outstanding as of August 16, 2010.

The shares of our common stock presently outstanding, and any shares of our common stock issued upon exercise of stock options and/or warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our directors, and the holders of the remaining shares by themselves cannot elect any directors. Holders of common stock are entitled to receive dividends, if and when declared our board of  directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders.

Dividends

Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, if any, and any other restrictions, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Our Company and its predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on our common stock.

Preferred Stock

Our authorized shares of preferred stock consists of 5,000,000 shares with a par value of $0.001 per share.  We have not issued any preferred stock to date, nor have we developed the descriptive attributes of these preferred shares.  We can issue shares of preferred stock in series with such preferences and designations as our board of directors may determine.  Our board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation, and conversion rights.  This could dilute the voting strength of the holders of common stock and may help our management impede a takeover or attempted change in control.

Options

As of the date hereof, we do not having any options to purchase our securities outstanding.

Warrants

As of August 16, 2010, there are 1,500,000 warrants to purchase shares of our common stock at an exercise price of $0.10 that were sold in connection with the sale of our common stock to an accredited investor pursuant to a subscription agreement dated June 17, 2010.

Promissory Notes

As of the date hereof, we have the following promissory notes outstanding:

On July 19, 2010, we issued a convertible promissory note (the “Note”) to a noteholder (the “Noteholder”) for a purchase price of $650,000.  The Company received $115,000 on July 19, 2010 under the terms of the Note.  The Note bears interest at the annual rate of 10%, has a maturity date of July 19, 2013 and is convertible into up to 20,000,000 shares of our common stock.  The Noteholder is entitled, at its option, to convert all or part of the principal amount and accrued interest into shares of our common stock at a conversion price equal to the lesser of (i) $0.10 or (ii) 65% of the average of the two lowest closing prices of our common stock in the twenty two (22) trading days immediately prior to the conversion, subject to adjustment in certain circumstances.  Under the terms of the Note the Company will receive additional funds based on the following schedule: (i) $50,000 within five (5) business days of the filing of this Registration Statement; (ii) $50,000 within five (5) business days of the earlier of (a) filing of the first amended registration statement or (b) the SEC declaring this registration effective (“Effectiveness”), (c) $150,000 within ten (10) business days of Effectiveness, (d) $150,000 within thirty (30) business days of Effectiveness; and (e) $135,000 with sixty (60) days of Effectiveness; provided, however, at the time of each funding (i) the Company’s common stock must not be less than $0.05; (ii) the Company’s total dollar trading volume of the Company’s common stock for the  previous twenty two (22) trading days must have been at least $500,000; and (iii) there shall not be an event of default under the Note documents; provided further that, if the price of the Company’s common stock is less than $0.05, then the Noteholder shall only be required to fund the quotient of the Company’s current stock price divided by $0.05 multiplied by the scheduled payment amount on the day of payment.  Any such conversion will be cashless, and will not require further payment from the Noteholder.

During the period from February 26, 2010 until April 15, 2010, we issued three convertible promissory notes with an aggregate principal amount of $200,000, which mature on November 26, 2010 and January 2011. These notes are unsecured and bear annual interest at the rate eight percent (8%).  The notes are convertible into shares of our common stock at a forty-two percent (42%) discount of the average of the lowest three closing bid prices on the Over-the-Counter BB or applicable trading market of our common stock during the ten (10) trading day period ending one trading day prior to the date the conversion notice is sent by the noteholder to our Company. We classified the embedded conversion feature as a derivative liability due to our management’s assessment that we may not have sufficient authorized number of shares of common stock required to net-share settle.

During the year ended July 31, 2009, we issued convertible notes aggregating $720,000 in principal amount (the “July 2009 OID Notes”) to third parties.  We provided the noteholders with an original issue discount note equal to two (2) years of simple interest at 10% per annum.    As a result, we received gross proceeds on such notes in the amount of $600,000.  The original issue discount was recorded to debt discount reducing the face amount of the July 2009 OID Notes and is being amortized to interest expense over the maturity period of the debt.  The July 2009 OID Notes have a conversion price of $0.30, are secured by all of our assets, mature during April and May of 2011 (long term debt), and contain Series A and B warrants.

During the period from August 1, 2009 until November 13, 2009, inclusive, we issued convertible notes payable aggregating $1,092,000 in principal amount (the “August 2009 OID Notes”) to third parties.  We provided the noteholders with an original issue discount equal to two (2) years of simple interest at 10% per annum.  As a result, we received gross proceeds in the amount of $910,000.  The original issue discount was recorded to debt discount, reducing the face amount of the note, and is being amortized to interest expense over the maturity period of the debt.  The August 2009 OID Notes have a conversion price of $0.30, are secured by all of our assets, are due during April and May 2011 (long term debt), and contain Series A and B warrants.

Dividends

Holders of record of shares of our common stock are entitled to receive dividends when and if they are declared by our board of directors.  As of the date hereof, we have not declared any dividends.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Berman & Company P. C. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Anslow & Jaclin, LLP, 195 Route 9 South, 2nd Floor, Manalapan, New Jersey 07726.

DESCRIPTION OF BUSINESS

Overview

The Company was organized on December 28, 2006 under the laws of the State of Nevada under the name AirtimeDSL.  On April 15, 2009, we acquired TAG through a merger of our wholly owned subsidiary AirtimeDSL Acquisition Corporation.  The business of TAG became our main operations as the result of the merger.  On May 28, 2009, our Board of Directors filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada changing the Company’s name to Clear-Lite Holdings, Inc.

We focus on two profitable and high volume areas of the lighting industry, namely the Industrial/Commercial (“I/C”) and Retail Sectors.  In these sectors, we focus on two critical categories:  Energy Saving Light Bulbs and Portable Lamps and Lighting Fixtures.

Business Strategy

We are positioned as a green lighting alternative company that offers environmentally friendly lighting products.  Our Company, with the ClearLite(R) private label, and Original Equipment Manufacturing (“OEM”) brands, will sell energy-efficient and technologically advanced lighting products including lamps and light fixtures to the retail and I/C markets.  Our mission is to provide society with innovative, energy saving and environmentally friendly lighting products to help improve the quality of life and satisfy customer needs by providing an easy pathway for consumers and organizations to adopt as many green lighting solutions as their budgets will accommodate.

We plan to focus on developing the following operational characteristics:

•	Rapid turnaround from concept to delivery; first to market;

•	Prompt, high quality, one-call customer service;

•	Highly informed sales people with great tips for greening;

•	Strong communication and collaboration among product distributors and service providers to ensure a seamless customer experience; and

•	Outsourced technical support and quality control.

All of the above will be supported by our fulfillment partners. They will own and maintain the proper inventory levels. They will also provide the day-to-day inventory management and order processing controls, such as Electronics Data Interchange (“EDI”).

Logistics

We do not physically manufacturer, warehouse, or distribute the goods we sell.  We have chosen to outsource these capabilities to firms with the expertise and the experience to provide efficient, reliable service.

We are chartered to be a platform company and as such, we are not programmed to own inventory, or handle dealer direct invoicing. We focus on key strategic accounts in both the retail and I/C sectors that purchase via wire transfers and letters of credit.

We handle the day-to-day business through distribution and fulfillment partners and indirect channel strategic partners.  One of the significant advantages is the fact that these partners may already be a vendor to most of the leading accounts in the US, Canada and Mexico.  Developing these relationships and obtaining vendor numbers makes it significantly easier for a buyer to list our products.  We believe that these relationships and the fact that the fulfillment partner will be their customer will help us achieve targeted sales and profit goals.

Competition

Some companies have been very successful in focusing on energy saving technology.  Unlike many of our competitors, however, we will be a comprehensive solution provider of energy efficient natural lighting products for the I/C and retail sectors.  There is no assurance, however, that we will be able to compete successfully against present or future competitors or that competitive pressures faced by our Company will not have a material adverse effect on us.

Light Bulbs

Light bulbs include the following energy saving technologies, such as Compact Fluorescent Lamp (“CFL”), Cold Cathode Fluorescent Lamp (“CCFL”), Fluorescent, Halogen, and light-emitting diodes (“LED”).

Compact Fluorescent Lamp (“CFL”)

A CFL is a smaller version of a standard fluorescent lamp.  The main difference is that the CFL has its ballast in the base of the bulb, not the actual fixture. CFLs have the following advantages over incandescent light bulbs when used properly:

•	they last up to 10 times longer;

•	use about one quarter the energy;

•	produce 90% less heat; and

•	produce more light per watt.

Cold Cathode Fluorescent Lamp (“CCFL”)

A CCFL is one of the newest forms of CFL. Its advantages are as follows:

•	Instant-on, like an incandescent;

•	Compatible with timers, photocells, and most dimmers; and

•	Long life of approximately 15,000 - 50,000 hours.

CCFL's are a convenient transition-technology for those who are not comfortable with the short lag-time associated with ordinary CFLs. They are also an effective and efficient replacement for lighting that is turned on and off frequently with little extended use (e.g. a bathroom or closet). They are a great alternative for lights that need to flicker off and on frequently, like in Las Vegas.

Fluorescent Lamp

A Fluorescent Lamp is a gas-filled glass tube with a phosphor coating on the inside, normally with two pins that extend from each end. Gas inside the tube is ionized by electricity, which causes the phosphor coating to glow.  Fluorescent light bulbs have been traditionally a linear light source, but also come in u-shaped and circular. A fluorescent tube will not work without a ballast. Fluorescent bulbs last longer than incandescent.  The same advantages that apply to a CFL also apply to a fluorescent lamp.

Energy Saver Halogen

Energy Saver Halogen has a tungsten filament just like a regular bulb that you may use in your home.  It is filled, however, with halogen gas. When a lamp (one which produces light by heating a tungsten filament) operates, tungsten from the filament is evaporated into the gas of the bulb and deposited on the glass wall. The bulb "burns out" when enough tungsten has evaporated from the filament so that electricity can no longer be conducted across it. The halogen gas in a halogen lamp carries the evaporated tungsten particles back to the filament and re-deposits them. This gives the lamp a longer life than regular A-line incandescent lamps and provides for a cleaner bulb wall for light to shine through.  Both incandescent and halogen light bulbs use the same technology and filament to produce light.  However, halogen bulbs are more efficient than incandescent bulbs, but cost a little more.  Its advantages are:

•	Energy Saver Halogens last up to three times longer and produce similar light to equivalent incandescent bulbs, but with a 30% savings in energy; and,

•	Halogens produce a bright, pure light and makes tasks like reading easier.

These New Energy Saver Halogens will comply with current legislation taking effect in Canada in 2012 and proposed for the USA in 2014.

Light-emitting diodes (“LED”)

A LED is a semiconductor device that emits visible light when an electric current passes through it. Its advantages are:

•	LEDs are energy efficient and use approximately 17% and 50% of the energy consumption of incandescent and compact fluorescent (CFL), respectively;

•	LEDs lasts more than 20 times longer than incandescent and 5 times longer than CFL; and

•	LEDs are virtually unbreakable and extremely durable; which is an advantage to builders and consumers. They are also lightweight, which will simplify and lower total installation cost.

Light fixtures

Light fixtures or luminaries are vehicles for the delivery of light.  Lighting fixtures are divided into three categories:

1.	Indoor Portable Fixtures;

2.	Indoor Hard-Wired Fixtures; and

3.	Outdoor Fixtures.

We plan to develop a comprehensive line of energy efficient lighting fixtures in all three categories for the retail and I/C markets.  This includes:

•
Indoor Portable Fixtures that are generally plugged into an electrical outlet.  Certain work lights, such as lanterns are battery operated.  Consumers most readily identify this category with table lamps and floor lamps;

•
Table lamps are perhaps the most common type of portable fixture, combining a decorative base, mounting harp, and shade to direct light upward and downward.  These fixtures commonly utilize three way switches;

•	Wall lamps are portable fixtures intended to hang on walls, often above or next to beds;

•	Floor Lamps, also known as torchieres, direct light primarily upwards;

•
Strip Lights are very simple linear fluorescent fixtures often used to illuminate cabinets, shelves, countertops, or even artwork. These fixtures are widely available at low cost in discount stores and home improvement centers, and are often the building blocks for various types of architectural fixtures;

•
Desk Lamps are similar to table lamps, but frequently smaller and designed to direct virtually all of their light downward toward the desk surface for reading tasks. They are most commonly found at office supply stores or mass-market retailers;

•
Work Lights are compact, bright portable lights, which have an equivalent of 300 to 1000 watts. They are used primarily by professional contractors, do-it-yourself’ers, and mechanics. Work lights are generally used for specific work-related purposes, but are not used for long hours at home;

•	Night Lights consume only 4 to 7 watts of power, but are frequently in operation 24 hours a day;

•	Indoor Hard-Wired Fixtures are connected permanently to household wiring and often physically mounted into a wall or ceiling. Consumers typically refer to them as permanent fixtures;

•
Recessed fixtures include cylindrical "cans" also known as downlights because they direct light straight toward the floor. Other recessed fixtures are more similar to commercial lighting and utilize linear fluorescent lamps to provide diffuse, ambient light for the room as a whole. Recessed fixtures represent approximately 12% of installed fixtures;

•
Surface-Mounted fixtures are mounted on the surface of the ceiling and direct their light downward. These fixtures are now commonly available with CFL sources, usually circular lamps, 2D’s, or multiple smaller lamps. The second major style, the track light, provides a means for multiple light sources in a row to be powered from a single electrical junction box and switch;

•
Suspended fixtures normally hang from a chain, wire, or pole from the ceiling to place light sources close to eye level and tasks. These fixtures are commonly found over dining room tables and are often quite decorative;

•	Wall-Mounted fixtures, of which the most common is the sconce, are normally compact and direct light up or down along a wall surface. Vanity lights are also common;

•
Architectural fixtures can be purchased as a unit or constructed onsite of materials that blend with the decor of the room. Permanently attached to the wall or the ceiling, they employ linear fluorescent lamps or a series of long CFLs to graze light along the wall, up onto ceilings or horizontally along the plane of the ceiling; and

•
Outdoor Fixtures are typically wired directly to household wiring, controlled by an indoor switch, and mounted either on the building exterior or on a freestanding pole. They often include built-in photocells to shut the light source off automatically during daylight hours, and may incorporate motion detectors.  Outdoor fixtures generally serve one or more of three purposes: facade illumination (directed at the home or building), pathway lighting (directed at the ground), or security (facing outward toward possible intruders).  They represent approximately 10% of residential lighting energy use.

DESCRIPTION OF PROPERTY

Neither the Company nor any of its subsidiary owns or leases any principal plants or other materially important physical property. The mailing address, 102 NE 2nd Street, PMB 400, Boca Raton, FL 33432-3908, is a mail drop that is leased on a yearly basis.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

(a) Market Information

Our shares of common stock began trading under the symbol “ATIM:OB” on the OTCBB on December 26, 2007 and later began trading on the OTCBB under the symbol “CLRH:OB” on July 6, 2009.  Prior to this period, there was minimal trading in our common stock. The high and low prices for our common stock during the calendar quarters ended were:

Quarter ended	High	Low
July 31, 2010	$0.27	$0.5
April 30, 2010	$1.76	$0.23
January 31, 2010	$1.99	$1.01
October 31, 2009	$1.89	$0.75
July 31, 2009	$1.50	$1.01
April 30, 2009	$1.01	$0.5

Quotations on the OTCBB reflect bid and ask quotations, may reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions.

(b) Holders

As of August 16, 2010, we estimate that there were approximately 4,100 holders of record of our common stock. This figure does not take into account those shareholders whose certificates are held in the name of broker-dealers or other nominees.

(c) Dividends

We have not declared any dividends in the past, and we do not plan to declare dividends in the future.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock, which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	Contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

•
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act;

•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•	Contains a toll-free number for inquiries on disciplinary actions;

•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	The bid and offer quotations for the penny stock;

•	The compensation of the broker-dealer and its salesperson in the transaction;

•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

INFORMATION WITH RESPECT TO THE REGISTRANT

Transfer Agent

Our stock transfer agent is Corporate Stock Transfer, 3200 Cherry Creek South Dr., Suite 430, Denver, CO 80209.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND  PLAN OF OPERATIONS

Special Note Regarding Forward-Looking Statements

This registration statement and other reports filed by our Company from time to time with the Untied States Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including those set forth in the Risk Factors on page 5. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result.  The following discussion should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this report.

Plan of Operations

We are positioned as a green lighting alternative that offers environmentally friendly lighting products.  The Company, with the ClearLite(R) brand and private brands, will sell energy-efficient and technologically advanced lighting products including lamps and light fixtures to the retail and I/C markets.

Our goal is to provide an easy pathway for consumers and organizations to adopt as many green lighting solutions as their budgets will accommodate. To do this, we will offer both retail and industrial/commercial solutions that emphasize the importance of the environment, costs savings and better light alternatives.

We plan to focus on developing the following operational characteristics:

•	Rapid turnaround from concept to delivery;

•	First to market;

•	Prompt, high quality, one-call customer service;

•	Highly informed sales people with great tips for greening;

•	Strong communication and collaboration among product distributors and service providers to ensure a seamless customer experience; and

•	Outsourced technical support and quality control.

All of the above will be supported by our fulfillment partners. They will own and maintain the proper inventory levels. They will also provide the day-to-day inventory management and order processing controls, such as EDI.

Our plan of action over the next twelve months is to continue our operations to manufacture and distribute energy saving and environmentally friendly lighting products and raise additional capital financing to sustain operations.

Results of Operations

Summary Statements of Operations for the nine months ended April 30, 2010 and 2009.

	April 30, 2010 Unaudited	April 30, 2009 Unaudited
Sales	$457,934	$611,019
Gross profit	$119,349	$274,272
General and administrative expenses	$9,468,843	$942,049
Other expenses - net	$(10,636,125)	$(469)
Net loss	$(19,985,619)	$(668,246)
Net Loss per Common Share – Basic and Diluted	$(0.35)	$(0.01)

For the nine months ended April 30, 2010, as compared to the nine months ended April 30, 2009, the Company reported a net loss of $(19,985,619) or $(0.35) per share and a net loss of $(668,246) or $(0.01) per share, respectively. The change in net loss between periods was primarily attributable to the following:  decrease in sales by approximately $150,000, a significant increase in professional fees associated with compliance costs for a public company, increased share based compensation paid to strategic partners, significant increase in interest expense associated with the increase in debt financing, and derivative expenses and change in fair value of derivative liabilities.

Sales.  Sales decreased $153,085 during the nine months ended April 30, 2010, down from $611,019 during the nine months ended April 30, 2009. The decrease in sales is attributable to the Company launching the Armorlite brand and attempting to build brand awareness. We have also experienced that few major retailers are currently willing to take on new vendors due to difficult economic climate.

Gross profit.  Gross profit decreased $154,923 during the nine months ended April 30, 2010, down from $274,272 during the nine months ended April 30, 2009.  The decrease in gross profit is reflective of the decreased sales.

General and Administrative Expense.  General and administrative expenses increased $8,526,794 to $9,468,843 during the nine months ended April 30, 2010, up from $942,049 during the nine months ended April 30, 2009.  The increase in general and administrative expenses is primarily attributable to an increase in stock based compensation of approximately $8,000,000, an increase in salaries and wages and related payroll expenses of approximately $259,374, an increase in travel related expenses of approximately $60,500, an increase in insurances of approximately $71,400, an increase in promotional expenses of approximately $40,100, and an increase in commissions of approximately $48,000.

Other expenses.  Net increased by $10,635,656.  The increase is primarily attributable to an increase in interest expense by approximately $1,753,861 to $1,754,378 for nine months ended April 30, 2010, as compared to $517 during the nine months ended April 30, 2009.  The increase is primarily attributable to the interest accrued on the Company’s convertible notes and loans payable, amortization of debt discount of the discounts incurred on the issuance of the convertible notes, and amortization of debt issuance costs incurred on the raise of convertible notes.  The increase is also attributable to the derivative expense ($11,366,391) and offset by the change in fair value of derivative liability in the amount of $2,472,017. Throughout the nine months ended April 30, 2010, the Company raised capital through a convertible note offering.  Embedded within the terms of the note offering were terms that the company had to account for at fair value, resulting in tremendous non-cash expenses.

Going Concern:  As shown in the accompanying unaudited consolidated financial statements, the Company incurred a net loss of $(19,985,619) during the nine months ended April 30, 2010. As of that date, the Company had a working capital deficit of $5,675,743 and an accumulated deficit of $(33,460,947). Those factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management of the Company plans to address this concern by doing the following:

•	Raising additional capital through convertible note offerings and stock purchase agreements;

•	Working with several established vendors who already have placement with major retailers to gain product category entry, improve visibility, and generate meaningful sales volumes;

•	Remaining committed to building the business and increasing awareness of our ArmorLiteTM product and other lighting products to the general public;

•
Focusing on going global. The Company is focusing more time and effort on markets outside of the United States and Canada than before. If there is hesitancy in the US/Canada due to reluctance to add vendors in this difficult economic climate, then we believe our superior technology may be more welcome outside the US/Canada where one or more of these conditions may not hold to be true; and

•	Licensing one or more marquee brands to establish product entry in select markets with strong potential growth.

The ability of the Company to continue as a going concern is dependent on its ability to do all or most of the above listed steps. As illustrated above, the Company has already been successful in setting its plan in action and looks forward to further progress as the year progresses.

Summary Statements of Operations for the three months ended April 30, 2010 and 2009.

	April 30, 2010 Unaudited	April 30, 2009 Unaudited
Sales	$-	$873
Gross profit	$-	$873
General and administrative expenses	$366,145	$367,752
Other expenses - net	$(1,286,410)	$(517)
Net loss	$(1,652,555)	$(367,396)
Net Loss per Common Share – Basic and Diluted	$(0.03)	$(0.01)

For the three months ended April 30, 2010, as compared to the three months ended April 30, 2009, the Company reported a net loss of $(1,652,555) or $(0.03) per share and a net loss of $(367,396) or $(0.01) per share, respectively. The change in net loss between periods was primarily attributable to significant increase, in interest expense associated with the increase in debt financing, and derivative expenses and change in fair value of derivative liabilities.

Sales. Sales decreased $873 during the three months ended April 30, 2010, down from $873 during the three months ended April 30, 2009.

Gross profit. Gross profit decreased $873 during the three months ended April 30, 2010, down from $873 during the three months ended April 30, 2009.

General and Administrative Expense. General and administrative expenses decreased $1,607 to $366,145 during the three months ended April 30, 2010, down from $367,752 during the three months ended April 30, 2009.

Other expenses.  Net increased by $1,285,893.  The increase is primarily attributable to an increase in interest expense by approximately $1,023,606 to $1,024,123 for nine months ended April 30, 2010, as compared to $517 during the three months ended April 30, 2009.  The increase is primarily attributable to the interest accrued on the Company’s convertible notes and loans payable, amortization of debt discount of the discounts incurred on the issuance of the convertible notes, and amortization of debt issuance costs incurred on the raise of convertible notes.  The increase is also attributable to the derivative expense ($137,404) and  the change in fair value of derivative liability ($124,883):  Throughout the three months ended April 30, 2010, the Company raised capital through a convertible note offering.  Embedded within the terms of the note offering were terms that the Company had to account for at fair value, resulting in tremendous non-cash expenses.

Summary Income Statement for the Period January 1, 2009 to July 31, 2009 as compared to the Year ended December 31, 2008.

	For the Period January 1, 2009 to July 31, 2009 (Consolidated) (Restated)	For the Year Ended December 31, 2008
Sales	$--	$610,146
Gross profit	$--	$258,819
General and administrative expenses	$1,565,413	$1,721,817
Interest expense	$329,227	$--
Change in fair value of derivative liability	$1,907,790	$--
Derivative expense	$7,832,566	$--
Net loss	$(11,634,996)	$(1,462,998)
Loss per Share	$(0.23)	$(0.03)

For the period January 1, 2009 to July 31, 2009 as compared to the year ended December 31, 2008, the Company reported a net loss of $(11,634,996), or $(0.23) per share and a net loss of $(1,462,998) or $(0.03) per share, respectively. The change in net loss between periods was primarily attributable to the following significant events:  The Company prepared for and completed a reverse acquisition with a public shell company on April 15, 2009.  The Company experienced significant professional expenses with this undertaking, both in cash compensation as well as debt based payments..  As management prepared for this event, significant time, effort and focus was shifted from marketing the product line to completing the transaction and establishing proper controls for a publicly traded company.  During this period, management also enhanced the company’s product line, resulting in a more comprehensive product being offered to the marketplace.  Finally,   the economic marketplace significantly declined during the fourth quarter of 2008 and during the period January 1, 2009 through July 31, 2009.  As a result, sales declined significantly.  The Company issued convertible notes with embedded conversion features.  It was necessary to record the conversion features at fair market value.  At each balance sheet date, the conversion features and warrants are marked to market value utilizing an option pricing model.

Sales: Sales decreased $610,146 during the period January 1, 2009 through July 31, 2009, down from $610,146 during the year ended December 31, 2008.  The decrease is primarily attributable to management preparing for reverse acquisition with a public shell company.

Gross profit: Gross profit decreased $258,819 during the period January 1, 2009 through July 31, 2009, down from $258,819 during the year ended December 31, 2008.  The decrease is primarily attributable to management preparing for reverse acquisition with a public shell company, significant time, effort and focus was shifted from marketing the product line to completing the transaction and establishing proper controls for a publicly traded company.  During this period, management also enhanced the company’s product line, resulting in a more comprehensive product line being offered to the marketplace.  In addition, during this period, the Company was developing indirect sales channels to distribute its products.  Finally, the economic marketplace significantly declined during the fourth quarter of 2008 and during the period January 1, 2009 through July 31, 2009.  As a result, sales declined significantly. Subsequent July 31, 2009, the Company has recommenced sales with gross sales of approximately $457,000 with associated costs of sales of $332,000, resulting in a gross profit of approximately $125,000.

General and Administrative Expense: General and administrative expenses decreased $156,404 or 9% to $1,565,413 during the period January 1, 2009 through July 31, 2009, down from $1,721,817 during the year ended December 31, 2008..  The decrease in general and administrative expenses is primarily attributable to a decrease in salaries and wages and related payroll expenses of approximately $190,000, a decrease in travel expenses of approximately $15,000, a decrease in insurances of approximately $30,000, and a decrease in office supplies and non capitalized equipment of $30,000.  The decreases were offset by increased consulting and professional fees in the amount of $111,000.  The increase in professional fees is primarily attributable to the company completing a reverse acquisition of a public shell company in April 2009.

Interest expense: Interest expense increased by approximately $329,227 to $329,227 for period January 1, 2009 to July 31, 2009 as compared to $0 during the year ended December 31, 2008.  The increase is primarily attributable to the interest accrued on the Company’s convertible notes and loans payable, amortization of debt discount of the discounts incurred on the issuance of the convertible notes, and amortization of debt issuance costs incurred on the raise of convertible notes.

Derivative Expense and Change in Derivative Liability:  The Company recorded significant derivative expenses associated with the convertible notes issued during the period ended July 31, 2009.  The convertible notes included embedded conversion features and detachable stock purchase warrants.  The Company evaluated the instruments and determined the existence of derivative liabilities.  At each balance sheet date, the Company is required to mark the derivative liability to market value.

Going Concern: As shown in the accompanying financial statements, the Company incurred a net loss of $(11,634,996) during the period January 1, 2009 to July 31, 2009, and as of that date, the Company’s current liabilities exceeded its current assets by $10,468,317. Those factors raise substantial doubt about the Company’s ability to continue as a going concern.

In response to these problems, management has taken the following actions:

•	Raising additional capital through convertible note offerings;

•	The Company is signing up new international distributors;

•	The Company is attempting to develop increased brand awareness; and

•	The Company continues to develop new technologies in the hopes of bringing these additional technologies to market.

The ability of the Company to continue as a going concern is dependent on its ability to do all or most of the above listed steps. As illustrated above, the Company has already been successful in setting its plan in action and looks forward to further progress as the year progresses.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at April 30, 2010 compared to July 31, 2009.

	April 30, 2010 (Unaudited)	July 31, 2009 Audited	Increase/ (Decrease)
Current Assets	$652,469	$83,587	$568,882
Current Liabilities	$6,328,212	$10,551,903	$(4,223,691)
Working Capital (Deficit)	$(5,675,743)	$(10,468,316)	$4,792,573

As of April 30, 2010, we had working capital deficit of $(5,675,743) as compared to a working capital deficit of $(10,468,316) as of July 31, 2009, an increase of $4,792,573. The increase is primarily a result the recognition of derivative liabilities embedded in the Company’s financial instruments, a decrease in cash of $30,618, offset by an increase in prepaid expenses of $599,500.

Net cash used for operating activities for the nine months ended April 30, 2010, was $(1,138,058). The net loss for the nine months ended April 30, 2010, was $(19,985,619).

Net cash used for investing activities for the nine months ended April 30, 2010 was $(13,277), as compared to $0 for the nine months ended April 30, 2009.

Net cash obtained through all financing activities for the nine months ended April 30, 2010, was $1,120,717 as compared to $476,055 for the nine months ended April 30, 2009.

Management anticipates being able to fund the Company’s foreseeable liquidity requirements through the financing it will continue to obtain during the rest of 2010. However, the Company can give no assurances that any more financing will be consummated. The Company continues to explore potential expansion opportunities in the industry in order to boost sales, while leveraging distribution systems to consolidate lower costs.  We expect that our operations will require approximately $100,000 per month for the next twelve months. We do not have sufficient cash reserves for the next twelve months and we plan to seek additional capital from the issuance of our debt or equity instruments.

The following table summarizes total current assets, liabilities and working capital at July 31, 2009 compared to December 31, 2008.

	July 31, 2009	December 31, 2008	Increase/(Decrease)
Current Assets	$83,587	$181,441	$(97,854)
Current Liabilities	$10,551,904	$162,027	$10,389,877
Working Capital (Deficit)	$(10,468,317)	$19,414	$(10,487,731)

As of July 31, 2009, we had a working capital deficit of $(10,468,317) as compared to a working capital of $19,414 as of December 31, 2008, a decrease of $(10,487,731). The decrease is primarily a result of an decrease in cash of $43,672 and a decrease in accounts receivable of $54,182, and an increase of loans payable and accrued interest of $9,461, and an increase in derivative liabilities of $10,440,356, offset by a decrease in accounts payable and accrued expenses of $41,017.   The decrease was a result of completion of the development of our environmentally friendly lighting products during the fourth quarter of 2009.  We also used cash for the trade marking of our products.

Net cash used for operating activities for the period January 1, 2009 to July 31, 2009 was $(701,288). The Net loss for the period January 1, 2009 to July 31, 2009 was $(11,634,996).

Net cash obtained through all financing activities for the period January 1, 2009 to July 31, 2009 was $657,616 as compared to $848,475 for the year ended December 31, 2008.

FINANCING TRANSACTIONS

We have financed our operations primarily through equity and debt financings.  We have entered into a number of financing transactions during 2009 and 2010 and are continuing to seek other financing initiatives. We will need to raise additional capital to meet our working capital needs, and to execute our business strategy. Such capital is expected to come from convertible debt securities and the sale of our common stock. No assurances can be given that such financing will be available in sufficient amounts or at all.

Private Placements

Pursuant to a subscription agreement entered into on June 17, 2010 between an accredited investor and our Company, we issued 1,500,000 shares of our common stock.

We issued to an accredited investor (the “Noteholder”) on July 19, 2010 a convertible note (the “Note”) with an annual interest rate of 10% and a maturity date of July 19, 2013.  The Note of up to $650,000 principal amount is convertible into 20,000,000 shares of our common stock.  The Noteholder will pay a conversion price equal to the lesser of (i) $0.10 or (ii) 65% of the average of the two lowest closing prices of our common stock in the twenty two (22) trading days immediately prior to the conversion, subject to adjustment in certain circumstances.  Any such conversion will be cashless, and will not require further payment from the Noteholder.

See Recent Sales of Unregistered Securities beginning on page II-2 of this Registration Statement.

Expected Purchase or Sale of Plant and Significant Equipment

We do not expect to purchase a plant or significant equipment over the next twelve months.

Expected Significant Changes in the Number of Employees

We do not expect significant changes in the number of employees over the next twelve months.

Critical Accounting Policies and Estimates

We have identified critical accounting principles that affect our unaudited consolidated financial statements by considering accounting policies that involve the most complex or subjective decisions or assessments as well as considering newly adopted principals.  They are:

Use of Estimates, Going Concern Consideration – The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.  Among the estimates we have made in the preparation of the financial statements is an estimate of our projected revenues, expenses and cash flows in making the disclosures about our liquidity in this report.  As an early stage company, many variables may affect our estimates of cash flows that could materially alter our view of our liquidity and capital requirements as our business develops.  Our consolidated financial statements have been prepared assuming we are a “going concern.”  No adjustment has been made in the consolidated financial statements which could result should we be unable to continue as a going concern.

Share-Based Compensation - US GAAP requires public companies to expense employee share-based payments (including options, restricted stock units and performance stock units) based on fair value.  We must use our judgment to determine key factors in determining the fair value of the share-based payment, such as volatility, forfeiture rates and the expected term in which the award will be outstanding.

Warrants and derivative liabilities - The Company reviews any common stock purchase warrants and other freestanding derivative financial instruments at each balance sheet date and will classify on the balance sheet as:

(a)       Equity if they (i) require physical settlement or net-share settlement, or (ii) gives us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement), or as

(b)      Assets or liabilities if they (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control), or (ii) give the counter party a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assesses classification of our common stock purchase warrants and other freestanding derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

Original Issue Discount - For certain convertible debt issued in 2009 and 2010, the Company provided the debt holder with an original issue discount.  The original issue discount was recorded to debt discount reducing the face amount of the note and is being amortized to interest expense over the life of the debt.

Revenue recognition - The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition and records revenue when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) the product is delivered, (3) the sales price to the customer is fixed or determinable, and (4) collectability of the related customer receivable is reasonably assured.  There is no stated right of return for products.  Sales are recognized upon shipment of products to customers.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2010-06, “Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 amends ASC 820, “Fair Value Measurements” ("ASC 820") to require a number of additional disclosures regarding fair value measurements. The amended guidance requires entities to disclose the amounts of significant transfers between Level 1 and Level 2 of the fair value hierarchy and the reasons for these transfers, the reasons for any transfers in or out of Level 3, and information in the reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. The ASU also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The amended guidance was effective for financial periods beginning after December 15, 2009, except the requirement to disclose Level 3 transactions on a gross basis, which becomes effective for financial periods beginning after December 15, 2010. ASU 2010-06 did not have a significant effect on the Company’s unaudited consolidated financial position or results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and executive officers at August 16, 2010.

NAME	AGE	POSITION	OFFICER AND/OR DIRECTOR SINCE
Thomas J. Irvine	61	Chairman, President, CEO and Secretary	April 15, 2009
Lisa A. Niedermeyer	33	Senior VP Marketing	April 15, 2009
David S. Briones	34	Chief Financial Officer	August 3, 2009
Paul E. Niedermeyer	38	Chief Operating Officer	July 28, 2010

Our directors serve in such capacity until the first annual meeting of our shareholders and until their successors have been elected and qualified. Our officers serve at the discretion of our board of directors, until their death, or until they resign or have been removed from office.

There are no agreements or understandings for any director or officer to resign at the request of another person and none of the directors or officers is acting on behalf of or will act at the direction of any other person. The activities of each director and officer are material to the operation of our Company. No other person’s activities are material to the operation of our Company.

Thomas J. Irvine – Chairman of the Board, President, Chief Executive Officer and Secretary

Thomas J. Irvine, age 61, co-founded TAG/Clear-Lite Holdings, Inc. in 2005. Prior to this, he was the President and Chief Executive Officer of Reusable Technologies, Inc., which he founded with Lisa Niedermeyer. At Reusable Technologies, they helped license and create the original packaging designs and marketing strategies for the Honeywell Brand of Energy Saver CFLs. Mr. Irvine has over 35 years experience running retail and commercial sales and marketing organizations, spending over 25 of those years with Fine Sales Corp, a leading sales agency for SHARP electronics, helping build their business to over $220 million in sales. In addition, Mr. Irvine served as Regional Sales Manager of Electronics for SONY Corp., General Manager of a leading electronics importer, and National Sales Manager for a record company. Together with Lisa Niedermeyer, they conceived and developed Clear Color Technology(R), ClearLite(R), ArmorLite(R) and all their current trademarks and designs.  Mr. Irvine attended McMaster University where he earned his Bachelor of Arts degree in Business in 1971.

Lisa A. Niedermeyer – Senior Vice President of Marketing

Lisa A. Niedermeyer, age 33, co-founded TAG/Clear-Lite Holdings, Inc. in 2005.  Prior to this, Mrs. Niedermeyer was the Vice President of Marketing for Reusable Technologies, Inc. Mrs. Niedermeyer has 10 years experience in market research, trademark development, package, and collateral design. While at Reusable Technologies, Mrs. Niedermeyer worked closely with Energy Star on product approvals and rebate programs for retailers, as well as coordinating all trade shows, TV commercial production and advertising. Mrs. Niedermeyer helped Reusable Technologies acquire one of the most extensive listings for CFLs on the Energy Star site under the PRO-IMAGE & Honeywell Brands. In addition, Mrs. Niedermeyer was Vice President of Marketing at Fine Sales Corp (a sales and marketing agency with over $220 million in revenue) and helped manage all company marketing activities.  Mrs. Niedermeyer was educated at Florida Atlantic University (FAU) and the Academy of Art University.

David S. Briones - Chief Financial Officer

David S. Briones, age 34, currently manages the Public Company and Hedge Fund practices at Bartolomei Pucciarelli, LLC (“BP”).  Within that capacity, Mr. Briones performs audit services, outsourced CFO functions, and/or consults clients through SEC comment periods particularly through application of complex accounting principles for a public company client base.  BP is a registered firm with the Public Company Accounting Oversight Board.  BP is an independent member of the BDO Seidman Alliance.  Mr. Briones has held this position since January 1, 2006.  Prior to joining BP, Mr. Briones was an auditor with PricewaterhouseCoopers LLP in New York, New York.  Mr. Briones specialized in the financial services group, and most notably worked for the MONY Group, Prudential Financial, and MetLife initial public offerings.   Mr. Briones also acts as the Chief Financial Officer for NXT Nutritionals, Inc., a position he has held since February 12, 2009.   Mr. Briones has a Bachelor of Science in Accounting from Fairfield University, Fairfield, Connecticut.

Paul E. Niedermeyer – Chief Operating Officer

Paul E. Niedermeyer, age 38, has over fifteen years of operations, management consulting, and executive level experience developing, managing, and marketing Internet software products, services and consumer packaged goods (CPG).  Prior to his appointment as COO in 2010, Mr. Niedermeyer was Clear-Lite’s Vice President of Operations. Before Clear-Lite, Mr. Niedermeyer was President & Senior Consultant of PN LLC from 2005-2009, a research and management consulting firm. There, he provided strategic, financial, marketing leadership and advisory services to technology startup companies and major global technology corporations.  Prior to PN LLC, Mr. Niedermeyer worked at Verio Inc., an NTT Communications Company from 1998-2005, where he served as senior product line manager for Verio's small-medium-enterprise (SME) business unit selling web hosting products. Prior to Verio, Mr. Niedermeyer worked at Scientific Applications International Corporation (SAIC) / Network Solutions Inc. (NSI) in various marketing roles from 1997-1998. Prior to SAIC/NSI, Niedermeyer founded whois.net in 1996, a WHOIS keyword search engine, and sold the company in 1997.  Professionally, he has earned the following certifications: Certified Fraud Examiner (CFE) and Project Management Professional (PMP). Mr. Niedermeyer holds a B.A. in Economics and B.S. in Business Administration from the University of California at Berkeley. Mr. Niedermeyer also holds a M.S. in Computer Science from Florida Atlantic University (FAU).

FAMILY RELATIONSHIPS

Lisa A. Niedermeyer, our Senior Vice-President of Marketing, is the daughter of our Chairman, President, Chief Executive Officer, and Secretary, Thomas J. Irvine.  Paul E. Niedermeyer is the son-in-law of Thomas J. Irvine and is married to Lisa A. Niedermeyer.

Legal Proceedings

None of the members of the board of directors or other executives has been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending members of our board of directors or other executives from engaging in any business, securities or banking activities, and have not been found to have violated, nor been accused of having violated, any Federal or State securities or commodities laws.

EXECUTIVE COMPENSATION

The following table sets forth all compensation we awarded or paid to all individuals serving as our chief executive officer, chief financial officer and those individuals who received compensation in excess of $100,000 per year for the fiscal year ended July 31, 2009 (collectively, the “Named Executives”). Summary compensation is for the two fiscal years ended July 31, 2009 and 2008:

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS (1)	OPTIONS AWARDS ($) (3)	NON- EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Thomas J. Irvine, Chairman, President, CEO, Secretary	2009	130,000	-	-	-	-	-	-	130,000
	2008	210,000	-	-	-	-	-	-	210,000

Lisa A. Niedermeyer, SVP	2009	74,250	-	-	-	-	-	-	74,250
	2008	120,000	-	-	-	-	-	-	120,000

David S. Briones, Chief Financial Officer	2009	0	-	300,000	-	-	-	-	375,000
	2008	0	-	-	-	-	-	-	0

(1)  On July 31, 2009, in accordance with the Bartolomei Pucciarelli, LLC agreement, we issued Mr. David S. Briones, our Chief Financial Officer, 300,000 shares as a signing bonus.  In addition, Bartolomei Pucciarelli, LLC billed our Company $1,060 during the year ended July 31, 2009.

EMPLOYMENT CONTRACTS

Pursuant to a two year employment agreement, dated July 31, 2009 (the “Employment Agreement”), Mr. David S. Briones was appointed as our Chief Financial Officer and Principal Financial Officer. We also have a consulting agreement with Bartolomei Pucciarelli, LLC, a related party to Mr. Briones, to provide accounting and tax services pursuant to which Mr. Briones will receive a total of 300,000 of our common shares, which vested immediately.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 16, 2010, the number of shares of our common stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned.

Title of Class	Name of Beneficial Owner (1)	Number of shares		Percent of Class (1)
Common	Thomas J. Irvine, Chairman, Chief Executive Officer, President and Secretary (2)	7,500,000	(4)	10.2%
Common	Lisa A. Niedermeyer, Senior Vice President of Marketing (3)	3,750,000		5.1%
Common	David S. Briones, Chief Financial Officer (5)	300,000		Less than 1%
Common	Paul E. Niedermeyer (6)	3,750,000	(7)	5.1%

	All officers, directors and 5% holders as a group (4 persons)	11,550,000		15.6%

(1)	The percentages listed in the percent of class column are based upon 73,850,744 issued and outstanding shares of our common stock.
(2)	Thomas J. Irvine, 102 NE 2nd Street PMB 400, Boca Raton, Florida 33432.
(3)	Lisa A. Niedermeyer, 102 NE 2nd Street PMB 171, Boca Raton, Florida 33432.
(4)	Held by Thomas J. Irvine as Trustee of the Thomas J. Irvine Revocable Trust.
(5)	David S. Briones, 2564 Brunswick Pike, Lawrenceville, NJ 08648.
(6)	Paul Niedermeyer, 102 NE 2nd Street PMB 171, Boca Raton, Florida 33432.
(7)	3,750,000 shares are indirectly beneficially owned by Mr. Niedermeyer through his wife, Lisa A. Niedermeyer, Senior Vice President of Marketing.

 Changes in Control

We are not aware of any arrangements that may result in a change in control of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

None.

MATERIAL CHANGES

We have had no material changes to our business.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CLEAR-LITE HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2010 AND 2009

Page(s)
Consolidated Balance Sheets as of April 30, 2010 (Unaudited) and July 31, 2009 (Audited)	F-1

Consolidated Statements of Operations For the Three and Nine Months Ended April 30, 2010 and April 30, 2009 (Unaudited)	F-2

Consolidated Statements of Cash Flows For the Nine Months Ended April 30, 2010 and April 30, 2009 (Unaudited)	F-3

Notes to the Consolidated Financial Statements (Unaudited)	F-4 - F-14

Clear-Lite Holdings, Inc. and Subsidiary
Consolidated Balance Sheets

	April 30, 2010	July 31, 2009
	(Unaudited)	(Audited)

Assets

Assets:
Cash	$52,969	$83,587
Prepaid expenses	599,500	-
Total Current Assets	652,469	83,587

Equipment - net	12,276	-

Debt issue costs - net	8,149	11,728

Total Assets	$672,894	$95,315

Liabilities and Stockholders' Deficit

Liabilities:
Accounts payable and accrued expenses	$108,485	$61,816
Loans payable - related parties	10,525	32,309
Note payable - other - net of debt discount	506,482	16,712
Accrued interest payable	1,567	710
Derivative liabilities	5,701,153	10,440,356
Total Current Liabilities	6,328,212	10,551,903

Convertible notes payable - net of debt discount	127,920	156,493

Total Liabilities	6,456,132	10,708,396

Stockholders' Deficit

Preferred Stock, $0.001 par value, 5,000,000 shares authorized
no shares issued or outstanding	-	-
Common stock, $0.001 par value, 195,000,000 shares authorized,
68,030,741 and 51,944,528 shares issued and outstanding	68,031	51,945
Additional paid in capital	27,609,678	2,810,302
Accumulated deficit	(33,460,947)	(13,475,328)
Total Stockholders' Deficit	(5,783,238)	(10,613,081)

Total Liabilities and Stockholders' Deficit	$672,894	$95,315

See accompanying notes to consolidated financial statements

F-1

Clear-Lite Holdings, Inc. and Subsidiary
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended

	April 30, 2010	April 30, 2009	April 30, 2010	April 30, 2009

Sales	$-	$873	$457,934	$611,019

Cost of sales	-	-	338,585	336,747

Gross profit	-	873	119,349	274,272

General and administrative expenses	366,145	367,752	9,468,843	942,049

Loss from operations	(366,145)	(366,879)	(9,349,494)	(667,777)

Other income (expense) - net
Other income	-	-	12,627	48
Interest expense	(1,024,123)	(517)	(1,754,378)	(517)
Change in fair value of derivative liability	(124,883)	-	2,472,017	-
Derivative expense	(137,404)	-	(11,366,391)	-
Total other expense - net	(1,286,410)	(517)	(10,636,125)	(469)

Net loss	$(1,652,555)	$(367,396)	$(19,985,619)	$(668,246)

Net Loss per Common Share - Basic and Diluted	$(0.03)	$(0.01)	$(0.35)	$(0.01)

Weighted Average Number of Common Shares Outstanding
During the Period - Basic and Diluted	61,455,067	51,105,764	57,432,945	51,098,191

See accompanying notes to consolidated financial statements

F-2

Clear-Lite Holdings, Inc. and Subsidiary
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended

	April 30, 2010	April 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,985,619)		$(668,246)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt issue costs	71,078		342
Amortization of debt discount	1,681,197		-
Depreciation	1,003		-
Stock issued for services	5,300,000		241,177
Warrants issued for services	2,852,383		-
Change in fair value of derivative liability	(2,472,017)		-
Derivative expense	11,366,391		-
Changes in operating assets and liabilities:
(Increase) in:
Accounts receivable	-		(873)
Increase in:
Accounts payable and accrued expenses	46,669		42,973
Accrued interest payable	857		175
Net Cash Used in Operating Activities	(1,138,058)		(384,452)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(13,277)		-
Net Cash Used in Investing Activities	(13,277)		-

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of loans payable - related parties	(41,783)		(11,445)
Proceeds from loans payable - related party	20,000		-
Proceeds from issuance of convertible notes	1,110,000		500,000
Proceeds received from the exercise of warrants	200,000		-
Repayment of convertible note	(100,000)		-
Payment of debt issue costs in cash	(67,500)		(12,500)
Net Cash Provided By Financing Activities	1,120,717		476,055

Net Increase (Decrease) in Cash	(30,618)		91,603

Cash and Cash Equivalents - Beginning of Period	83,587		203,277

Cash and Cash Equivalents - End of Period	$52,969		$294,880

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$-		$-
Interest	$-		$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Debt discount recorded on convertible notes	$1,110,000		$-
Original issue discount	$182,000		$80,000
Conversion of notes to common stock	$1,120,000		$-
Issuance of stock for future services	$599,500		$-
Cashless exercise of warrants	$5,604	$
Expiration of derivative liability and reclassification to additional paid in capital	$14,743,577		$-

See accompanying notes to consolidated financial statements

F-3

Clear-Lite Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010
(Unaudited)

Note 1 Nature of Operations

Nature of operations

Clear-Lite Holdings, Inc. (“the Company”) offers a broad range of energy saving and environmentally friendly lighting products.

Note 2 Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and judgments that may affect the amounts reported in its consolidated financial statements and accompanying notes.  Actual results may differ from these estimates under different assumptions or conditions.

The financial information as of July 31, 2009 is derived from the audited consolidated financial statements presented in the Company’s Annual Report on Form 10-K for the year ended July 31, 2009.  Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial reporting. In the opinion of management, the accompanying financial statements include all adjustments necessary (which are of a normal and recurring nature) for the fair statement of the results of the interim periods presented. The accompanying consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the year ended July 31, 2009, as presented in the Company’s Annual Report on Form 10-K. Operating results for the nine months ended April 30, 2010 are not necessarily indicative of the results that may be expected for the entire fiscal year ending July 31, 2010.

Debt Issue Costs and Debt Discount

The Company has paid debt issue costs, and recorded a debt discount in connection with raising funds through the issuance of convertible debt during 2009 and 2010.  These costs are amortized over the life of the debt to interest expense. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

F-4

Clear-Lite Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010
(Unaudited)

Original Issue Discount

For certain convertible debt issued in 2009 and 2010, the Company provided the debt holder with an original issue discount.  The original issue discount was recorded to debt discount reducing the face amount of the note and is being amortized to interest expense over the life of the debt.

Fair value of financial instruments

The carrying amounts of the Company’s short-term financial instruments, including the Company’s current assets (exclusive of cash) and current liabilities, approximate fair value due to the relatively short period to maturity for these instruments.

Warrants and Derivative Liabilities

The Company reviews any common stock purchase warrants and other freestanding derivative financial instruments at each balance sheet date and will classify on the balance sheet as:

a)
Equity if they (i) require physical settlement or net-share settlement, or (ii) gives the choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement), or as

b)
Assets or liabilities if they (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control), or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assesses classification of common stock purchase warrants and other freestanding derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Earnings per Share

Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

F-5

Clear-Lite Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010
(Unaudited)

The computation of basic and diluted loss per share for the quarter ended April 30, 2010 and for the year ended July 31, 2009 excludes the following potentially dilutive securities because their inclusion would be anti-dilutive due to the Company’s net loss during the period:

	April 30, 2010	July 31, 2009
Convertible notes	5,946,666	2,400,000
Stock warrants	17,398,011	13,891,694
Total common stock equivalents	23,344,677	16,291,694

Recent accounting pronouncements

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2010-06, “Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 amends ASC 820, “Fair Value Measurements” (“ASC 820“) to require a number of additional disclosures regarding fair value measurements. The amended guidance requires entities to disclose the amounts of significant transfers between Level 1 and Level 2 of the fair value hierarchy and the reasons for these transfers, the reasons for any transfers in or out of Level 3, and information in the reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. The ASU also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The amended guidance was effective for financial periods beginning after December 15, 2009, except the requirement to disclose Level 3 transactions on a gross basis, which becomes effective for financial periods beginning after December 15, 2010. ASU 2010-06 did not have a significant effect on the Company’s consolidated financial position or results of operations.

Other accounting guidance that has been issued or proposed by FASB and other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon their respective adoptions.

Note 3 Going Concern

As reflected in the accompanying consolidated financial statements, the Company has a net loss of $19,985,619 and net cash used in operations of $1,138,058 for the nine months ended April 30, 2010; a working capital deficit of $5,675,743, and has and a stockholders’ deficit of $5,783,238 at April 30, 2010.

F-6

Clear-Lite Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010
(Unaudited)

The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with additional funding from other traditional financing sources, including term notes and convertible notes, until such time that funds provided by operations are sufficient to fund working capital requirements.  The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

In response to these problems, management has taken the following actions:

•	Raising additional capital through convertible note offerings;

•	The Company is signing up new international distributors;

•	The Company is attempting to develop increased brand awareness; and

•	The Company continues to develop new technologies in the hopes of bringing these additional technologies to market.

Note 4 Debt

(A)	Loans Payable – Related Parties

The Company is indebted to an officer, director and shareholder for cash advances and unreimbursed expenses. These loans are unsecured, non-interest bearing and due upon demand.

F-7

Clear-Lite Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010
(Unaudited)

(B)	Loans Payable – Other

On March 31, 2009, the Company executed a loan for $100,000.  The loan bore interest at Prime plus one percent. The loan was unsecured and due on demand.  This loan was repaid in full on November 6, 2009. At the time of repayment, the Company fully amortized the remaining debt discount on the note ($70,685) and the Company marked to market the derivative liability, then took that balance and reclassified the balance of the derivative liability ($1,429,545) to additional paid in capital.

a.
The loan was subject to voluntary conversion if, at any time after closing, a reverse acquisition with a public shell company, the Company completes a private placement (“new financing”) of private placement offering of an aggregate amount of $500,000. The holder will obtain all the rights granted within such offering.

b.	In connection with the voluntary conversion, the Company has determined that fair value is applicable.

c.	The Company computed the fair value of the conversion feature and the potential warrants based on the following management assumptions:

Expected dividends	0%
Expected volatility	319%-354%
Expected term: conversion feature	2 years
Expected term: warrants	5 years
Risk free interest rate	0.81% - 2.53%

d.
The Company classified the conversion feature and warrants as a derivative liability due to management’s assessment that the Company may not have the authorized number of shares required to net-share settle.  See Note 4(F) for valuation and expense.

(C)	Convertible Debt and Warrants

1.	During the period ended July 31, 2009, the Company issued $720,000 convertible notes with a maturity of 2 years and bearing interest at 10% for cash proceeds of $600,000. These notes are secured.

a.	The original issue discount was recorded to debt discount, reducing the carrying amount of the note, and is being amortized over the life of the note.
b.	The notes are convertible at $0.30 per share, or 2,400,000 shares of common stock.
c.	The notes contain a ratchet provision in which the conversion price can be reduced in any event the Company issues any security or debt instrument with a lower consideration per share.
d.	Note holder received Series “A” and Series “B” warrants
i.	The Note holder is entitled to 1 Series “A” and 1 Series “B” warrant for each convertible share.

F-8

Clear-Lite Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010
(Unaudited)

ii.	Conversion price is $0.30 per share for Series “A” and $0.60 per share for Series “B”.
iii.	Expiration of 5 years.
iv.	As a result, the Company issued 2,400,000 Series “A” warrants and 2,400,000 Series “B” warrants.
e.
The Company classified the conversion feature and warrants as a derivative liability due to management’s assessment that the Company may not have the authorized number of shares required to net-share settle.  See Note 4(F) for valuation and expense.

2.
During the nine months ended April 30, 2010, the Company issued $1,092,000 convertible notes with a maturity of 2 years and bearing interest at 10% for cash proceeds of $910,000.  These notes are unsecured.

a.	The original issue discount was recorded to debt discount, reducing the carrying amount of the note, and is being amortized over the life of the note.
b.	The notes are convertible at $0.30 per share, or 3,640,000 shares of common stock.
c.	The Notes contain a provision in which the conversion price will be reduced in any event the Company issues any security or debt instrument with a lower consideration per share.
d.	Note holder received Series “A” and Series “B” warrants
i.	The Note holder received 1 Series “A” and 1 Series “B” warrant for each convertible share
ii.	Conversion price is $0.30 per share for Series “A” and $0.60 per share for Series “B”.
iii.	Expiration of 5 years
iv.	As a result, the Company issued 3,640,000 Series “A” warrants and 3,640,000 Series “B” warrants
e.
The Company has determined that fair value accounting is applicable. The Company classified the conversion feature and warrants as a derivative liability due to management’s assessment that the Company may not have the authorized number of shares required to net-share settle.  The Company determined that the embedded conversion feature and the warrant grants (ratchet down of exercise price based upon lower exercise price in any future offerings) are not indexed to the Company’s own stock and, therefore, is an embedded derivative financial liability (the “Embedded Derivative”), which requires bifurcation and to be separately accounted for pursuant to ASC 815-40-25.

f.	The Company computed the fair value of the conversion feature and the warrants based on the following management assumptions:

Expected dividends	0%
Expected volatility	319%-354%
Expected term: conversion feature	2 years
Expected term: warrants	5 years
Risk free interest rate	0.74% - 2.51%

F-9

Clear-Lite Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010
(Unaudited)

(D)	Conversion of Convertible Debt

During the nine months ended April 30, 2010, sixteen convertible noteholders converted the principal of their notes into shares of common stock.  The noteholders converted principal of $1,120,000 at a conversion rate of $0.30 into 3,733,333 shares of the Company’s common stock.  At conversion, the Company fully amortized the remaining debt discount associated with each convertible note, revalued the derivative liability with a mark to market adjustment through  the statement of operations, and reclassified the fair value of the derivative liability to additional paid in capital.

(E)	Convertible Promissory Notes and Derivative Liability

During the period February 26, 2010 to April 15, 2010, the Company issued 3 convertible promissory notes with an aggregate principal of $200,000 maturing on November 26, 2010 and January 2011. These notes are unsecured and bear interest at 8%.  The notes are convertible into shares of the Company’s common stock at a 42% discount of the average of the lowest 3 trading prices (the closing bid price on the Over-the-Counter Bulletin Board or applicable trading market) of the Company’s common stock during the ten trading day period ending one trading day prior to the date the conversion notice is sent by the noteholder to the Company. The Company classified the embedded conversion feature as a derivative liability due to management’s assessment that the Company may not have sufficient authorized number of shares of common stock required to net-share settle.

(F)	Derivative Liability

The Company identified conversion features embedded within convertible debt, warrants and convertible promissory notes. The Company has determined that the features associated with the embedded conversion option and warrants should be accounted for at fair value as a derivative liability.  At each reporting period, the Company marks these derivative financial instruments to fair value. As a result of the application of ASC 815-40-15, the fair value of the conversion features and warrants are summarized as follow:

Derivative liability balance at July 31, 2009	$10,440,357
Fair value at the commitment date for convertible notes and warrants issued during the nine months ended April 30, 2010	12,476,390
Fair value mark to market adjustment at April 30, 2010	(2,472,017)
20,444,730
Reclassification of derivative liability to additional paid in capital due to repayment or conversion	(14,743,577)
Derivative liability balance at April 30, 2010	$5,701,153

F-10

Clear-Lite Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010
(Unaudited)

The Company recorded the derivative liability to debt discount to the extent of the face amount of the notes and expensed immediately the remaining value of the derivative as it exceeded the face amount of the note.  The Company recorded a derivative expense in the amount of $137,404 and $11,366,391 for the three and nine months ended April 30, 2010, respectively.

The Company measured the fair value of the conversion features and warrants using a Black-Scholes valuation model based upon the date in which ASC 815-40-15, if effective, would have established a commitment date since these warrants were not indexed to the Company’s own stock. The fair value at issuance was based upon the following management assumptions:

Expected dividends	0%
Expected volatility	508%
Expected term: conversion feature	2 years
Expected term: warrants	5 years
Risk free interest rate	0.41% - 2.38%

(G)	Mark to Market

At April 30, 2010, the Company remeasured the conversion features and recorded a fair value adjustment of $2,472,017.  The following management assumptions were considered:

Expected dividends	0%
Expected volatility	508%
Risk fee interest rate	0.41% - 2.38%
Expected life of conversion features in years	0.58 – 1.59
Expected life of warrants in years	3.98 – 4.60
Expected forfeitures	0%

(H)	Debt Issuance Costs

During the three and nine months ended April 30, 2010, in connection with raising convertible debt, the Company paid debt issue costs totaling $7,500 and $67,500, respectively.  During the three and nine months ended April 30, 2010, the Company amortized $52,514 and $71,079, respectively.

Total debt issue costs are as follows:

Debt issue costs – net – July 31, 2009	$11,728
Debt issue costs paid - 2010	67,500
Amortization of debt issue costs - 2010	(71,079)
Debt issue costs – net – April 30, 2010	$8,149

F-11

Clear-Lite Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010
(Unaudited)

Note 5 Fair Value

The fair value of the Company's financial assets and liabilities reflects the Company's estimate of amounts that it would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from sources independent from the Company) and to minimize the use of unobservable inputs (the Company's assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company's assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company's investment strategy is focused on capital preservation. The Company intends to invest in instruments that meet credit quality standards.  The current expectation is to maintain cash and cash equivalents, once these resources are available.

F-12

Clear-Lite Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010
(Unaudited)

The following are the major categories of liabilities measured at fair value on a nonrecurring basis during the nine months ended April 30, 2010 and the year ended July 31, 2009, using quoted prices in active markets for identical liabilities (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

	Level 1: Quoted Prices in Active Markets for Identical Liabilities	Level 2: Significant Other Observable Inputs	Level 3: Significant Unobservable Inputs	Total at April 30, 2010
Derivative Liabilities	$-	$5,701,153	$-	$5,701,153
Total	$-	$5,701,153	$-	$5,701,153

	Level 1: Quoted Prices in Active Markets for Identical Liabilities	Level 2: Significant Other Observable Inputs	Level 3: Significant Unobservable Inputs	Total at July 31, 2009
Derivative Liabilities	$-	$10,440,356	$-	$10,440,356
Total	$-	$10,440,356	$-	$10,440,356

Note 6 Stockholders’ Deficit

(A)	Common Stock

In addition to the common stock issuances described in Note 4 (D) (Conversions of convertible debt to common stock), the Company issued the following during the nine months ended March 31, 2010:

For the Nine Months Ended April 30, 2010

On October 1, 2009, the Company issued 4,550,000 common shares for services rendered, having a fair value of $3,458,000 ($0.76/share).  Fair value was based upon the quoted closing trading price of the Company’s common stock.

On January 31, 2010, the Company issued 2,250,000 common shares for services rendered and to be rendered, having a fair value of $2,452,500 ($1.09/share).  Fair value was based upon the quoted closing trading price of the Company’s common stock.  The Company immediately expensed $1,853,000 for issuances for services that had been rendered, and the Company recorded a prepaid asset in the amount of $599,500 for issuance for services that had yet to be rendered. The Company will expense the prepaid asset once the services are provided. Since there are circumstances that could prevent these issuances, these shares are not considered outstanding for purposes of computing earnings per share since these shares are contingently issuable.

F-13

Clear-Lite Holdings, Inc. and Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010
(Unaudited)

On March 18, 2010, the Company issued 100,000 common shares for services rendered, having a fair value of $103,000 ($1.03/share).  Fair value was based upon the quoted closing trading price of the Company’s common stock.

On April 30, 2010, the Company cancelled 150,000 common shares issued for services, having a fair value of $114,000 ($0.76/share).  Fair value was based upon the quoted closing trading price of the Company’s common stock at issuance which was October 1, 2009.

(B)	Warrants Issued for Services

During the nine months ended April 30, 2010, the Company granted 3,384,650, five year stock purchase warrants, to purchase shares of the Company’s common stock at an exercise price of $0.30.

The Company determined the fair value of these warrants was $2,852,385, based upon the following management assumptions:

Expected dividends	0%
Expected volatility	319-354%
Expected term	5 years
Risk free interest rate	2.31-2.49%

(C)	Exercise of Warrants for Cash

During the nine months ended April 30, 2010, two warrant holders exercised a total of 1,333,334 warrants for 1,333,334 shares of the Company’s common stock at an exercise price of $0.15 per warrant.  The Company received gross proceeds of $200,000.

(D)	Exercise of Warrants on a Cashless Basis

During the nine months ended April 30, 2010, thirteen warrant holders exercised a total of 5,825,000 warrants for 4,269,545 shares of the Company’s common stock.  The warrant holders utilized the cashless exercise provision which enabled the warrant holders to exercise the warrants for shares of common stock without contributing cash at the stated exercise value.

Note 7 Subsequent Events

On June 17, 2010, the Company issued 1,500,000 shares of the Company’s common stock for gross proceeds of $150,000 ($0.10/share). The investor also received 1,500,000 5-year warrants with an exercise price of $0.10/share.

F-14

CLEAR-LITE  HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009 (RESTATED) AND DECEMBER 31, 2008

Page(s)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

Consolidated Balance Sheets as of July 31, 2009 (Restated) (Consolidated)
and December 31, 2008 –	F-2

Statements of Operations For the Period and Year Ended
July 31, 2009 (Restated) (Consolidated) and December 31, 2008 –	F-3

Statements of Cash Flows For the Period and Year Ended
July 31, 2009 (Restated) (Consolidated) and December 31, 2008 –	F-4

Statements of Stockholders’ Equity (Deficit) For the Period and Year Ended
July 31, 2009 (Restated) (Consolidated) and December 31, 2008 –	F-5

Notes to the Consolidated Financial Statements (Restated)	F-6- F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Clear-Lite Holdings, Inc.

We have audited the accompanying balance sheets of Clear-Lite Holdings, Inc. for the period ended July 31, 2009 (consolidated) and for the year ended December 31, 2008, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the period ended July 31, 2009 and for the year ended December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 1, 2, 3, 5(B), 5(C), 6, 8 and 11, the financial statements for the period ended July 31, 2009 have been restated.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clear-Lite Holdings, Inc as of July 31, 2009 (consolidated) and December 31, 2008, and the results of its operations and its cash flows for the period ended July 31, 2009 (consolidated) and the year ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a net loss of $11,634,996 and net cash used in operations of $701,288 for the period ended July 31, 2009; and has a working capital deficit of $10,468,316, and a stockholders' deficit of $10,613,082 at July 31, 2009. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
November 13, 2009, except for Notes 1, 2, 3, 5(B), 5(C), 6, 8 and 11as to which the date is February 8, 2010

551 NW 77th Street, Suite 107 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com
Registered with the FCAOB * Member A/CPA Center for Audit Quality
 Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants

Clear-Lite Holdings, Inc. and Subsidiary
Balance Sheets

	July 31, 2009 (Consolidated)
	(Restated)	December 31, 2008

Assets

Assets:
Cash	$83,587	$127,259
Accounts receivable	-	54,182
Total Current Assets	83,587	181,441

Debt issue costs - net	11,728	-

Total Assets	$95,315	$181,441

Liabilities and Stockholders' Equity (Deficit)

Liabilities:
Accounts payable and accrued expenses	$61,816	$102,834
Loans payable - related parties	32,309	59,193
Loans payable - other - net of debt discount	16,713	-
Accrued interest payable	710	-
Derivative liabilities	10,440,356	-
Total Current Liabilities	10,551,904	162,027

Convertible notes payable - net of debt discount	156,493	-

Total Liabilities	10,708,397	162,027

Preferred Stock, $0.001 par value, 5,000,000 shares authorized
no shares issued or outstanding	-	-
Common stock, $0.001 par value, 195,000,000 shares authorized,
51,944,528 and 51,094,528 shares issued and outstanding	51,944	51,094
Additional paid in capital	2,810,302	1,808,652
Accumulated deficit	(13,475,328)	(1,840,332)
Total Stockholders' Equity (Deficit)	(10,613,082)	19,414

Total Liabilities and Stockholders' Equity (Deficit)	$95,315	$181,441

See accompanying notes to financial statements.

Clear-Lite Holdings, Inc. and Subsidiary
Statements of Operations

	For the Period from January 1, 2009 to
	July 31, 2009 (Consolidated)	For the Year Ended
	(Restated)	December 31, 2008

Sales	$-	$610,146

Cost of sales	-	351,327

Gross profit (loss)	-	258,819

General and administrative expenses	1,565,413	1,721,817

Loss from operations	(1,565,413)	(1,462,998)

Other income (expense) - net
Interest expense	(329,227)	-
Change in fair value of derivative liability	(1,907,790)	-
Derivative expense	(7,832,566)	-
Total other income (expense) - net	(10,069,583)	-

Net loss	$(11,634,996)	$(1,462,998)

Net Loss per Share - Basic and Diluted	$(0.23)	$(0.03)

Weighted Average Number of Shares Outstanding	51,153,254	44,349,159

See accompanying notes to financial statements.

Clear-Lite Holdings, Inc. and Subsidiary
Statement of Changes in Stockholders' Equity (Deficit)
For the Period Ended July 31, 2009 (Consolidated) (Restated) and Year Ended December 31, 2008

	Common Stock		Additional		Stockholders' Total
	Shares	Amount	Paid-In Capital	Accumulated Deficit	Equity (Deficit)

Balance, December 31, 2007	30,259,852	$30,260	$(14,777)	$(377,334)	$(361,851)

Stock issued for services ($0.08/share)	5,944,273	5,944	494,056	-	500,000

Stock and warrants issued for cash ($0.08/share)	14,890,403	14,890	1,189,196	-	1,204,086

Warrants issued for services	-	-	140,177	-	140,177

Net loss for the year ended December 31, 2008	-	-	-	(1,462,998)	(1,462,998)

Balance, December 31, 2008	51,094,528	51,094	1,808,652	(1,840,332)	19,414

Stock issued for services ($1.01 and 1.25/share)	700,000	700	850,300	-	851,000

Stock issued to waive registration rights ($1.01/share)	150,000	150	151,350	-	151,500

Net loss for the period ended July 31, 2009	-	-	-	(11,634,996)	(11,634,996)

Balance, July 31, 2009	51,944,528	$51,944	$2,810,302	$(13,475,328)	$(10,613,082)

See accompanying notes to financial statements.

Clear-Lite Holdings, Inc. and Subsidiary
Statements of Cash Flows

	For the Period from January 1, 2009 to
	July 31, 2009 (Consolidated)	For the Year Ended
	(Restated)	December 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,634,996)	$(1,462,998)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt issue costs	3,773	-
Amortization of debt discount	173,205	-
Stock issued for services	851,000	500,000
Stock issued to waive registration rights	151,500	-
Warrants issued for services	-	140,177
Derivative expense	7,832,566	-
Change in fair value of derivative liabilities	1,907,790	-
Changes in operating assets and liabilities:
(Increase) Decrease in:
Accounts receivable	54,182	(54,182)
Increase (Decrease) in:
Accounts payable and accrued expenses	(41,018)	75,723
Accrued interest payable	710	-
Net Cash Used in Operating Activities	(701,288)	(801,280)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on loans payable - related parties	(26,884)	(8,547)
Proceeds from loans payable - other	100,000	-
Proceeds from issuance of convertible notes	600,000	-
Payment of debt issue costs in cash	(15,500)	-
Proceeds from issuance of common stock	-	857,022
Net Cash Provided By Financing Activities	657,616	848,475

Net Increase (Decrease) in Cash	(43,672)	47,195

Cash and Cash Equivalents - Beginning of Year/Period	127,259	80,064

Cash and Cash Equivalents - End of Year/Period	$83,587	$127,259

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year/Period for:
Income Taxes	$-	$-
Interest	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Debt discount recorded on convertible notes	$700,000	$-
Original issue discount	120,000
Conversion of common stock payable to common stock	-	$347,064

See accompanying notes to financial statements.

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

Note 1 Basis of Presentation and Nature of Operations (Restated)

Nature of operations

Clear-Lite Holdings, Inc. ("Holdings), (formerly known as AirtimeDSL) is a Nevada corporation incorporated on December 28, 2006.  On April 15, 2009 Holdings acquired TAG Industries, Inc. (the “Company”, “TAG”) a Florida corporation incorporated on July 15, 2005.  See Note 4 for information regarding a reverse acquisition and recapitalization with a public shell corporation.

The Company was organized to produce and sell energy saving and environmentally friendly lighting products. The Company is a leader in innovating environmentally friendly, safer light bulbs, lamps, lighted magnifying mirrors and commercial and industrial lighting products. Unlike other compact fluorescent light (CFL) bulbs, ClearLite® CFLs shine with the kind of natural light people want. The company offers a variety of CFLs in different shades of natural white, each with outstanding safety  and “green” features. Currently, the Company utilizes the services of multiple third party manufacturers to produce the Company’s product line.  The Company recorded its first sales during 2008. Accordingly, prior to 2008 the Company was classified a development stage enterprise.

In connection with the reverse acquisition and recapitalization, all share and per share amounts have been retroactively restated.  TAG Industries, Inc. has remained the accounting acquirer through the reverse acquisition discussed.

See Note 11 which discusses the Company’s restatement as it pertains to the period ended July 31, 2009.

Note 2 Summary of Significant Accounting Policies

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. Holdings has a July 31 fiscal year end, while TAG has a calendar year end of December 31. The Company did not change its year end in connection with the reverse acquisition.

Principles of consolidation

All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

reporting period. The Company regularly evaluates estimates and assumptions related to valuation allowances on accounts receivable and valuation allowances on deferred income taxes. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations could be affected.

Risks and uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the intense competition and consumer acceptance of evolving technology in the lighting industry, (ii) general economic conditions in the various local markets in which the Company competes, including the general downturn in the economy over the past year, and (iii) the volatility of prices pertaining to the lighting space in connection with the Company’s distribution of product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at July 31, 2009 or December 31, 2008, respectively.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Accounts receivable and allowance for doubtful accounts

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms. The Company periodically evaluates the collectability of its accounts receivable and considers the need to establish an allowance for doubtful accounts based upon historical collection experience and specific customer information. Accordingly, the actual amounts could vary from the recorded allowances. The Company does not charge interest on past due receivables. Receivables are determined to be past due based on payment terms of original invoices.

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

At July 31, 2009 and December 31, 2008, the Company did not record an allowance for doubtful accounts.

Debt Issue Costs and Debt Discount

The Company has paid debt issue costs, and recorded a debt discount in connection with raising funds through the issuance of convertible debt during 2009.  These costs are amortized over the life of the debt to interest expense. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts are immediately expensed.

Fair value of financial instruments

Disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

Original Issue Discount

For certain convertible debt issued in 2009, the Company provided the debt holder with an original issue discount.  The original issue discount was recorded to debt discount reducing the face amount of the note and is being amortized to interest expense over the maturity period of the debt.

Derivative Financial Instruments (Restated)

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments and warrants, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model. At July 31, 2009 and December 31, 2008, the Company had a derivative liability of $10,440,256 and $0, respectively.

Warrants and Derivative Liabilities (Restated)

The Company reviews any common stock purchase warrants and other freestanding derivative financial instruments at each balance sheet date and will classify on the balance sheet as:

a)
Equity if they (i) require physical settlement or net-share settlement, or (ii) gives us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement), or as

b)
Assets or liabilities if they (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control), or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assesses classification of our common stock purchase warrants and other freestanding derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

Segment information

During the period and year ended July 31, 2009 and December 31, 2008, the Company only operated in one segment; therefore, segment information has not been presented.

Revenue recognition

The Company records revenue when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) the product is delivered, (3) the sales price to the customer is fixed or determinable, and (4) collectability of the related customer receivable is reasonably assured.  There is no stated right of return for products.  Sales are recognized upon delivery of products to shipping port.

Cost of Sales

Cost of sales represents costs directly related to the production and manufacturing of the Company’s product line.  Costs include product development, packaging and print production costs incurred by the Company’s third party manufacturer.

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

Advertising

Costs incurred for producing and communicating advertising for the Company are charged to operations as incurred. Advertising expense for the Period and Year ended July 31, 2009 and December 31, 2008, was $23,869 and $9,995, respectively.

Stock-based compensation

All share-based payments to employees are recorded and expensed in the statement of operations. Measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including grants of employee stock options based on estimated fair values.  The Company has used the Black-Scholes option-pricing model to estimate grant date fair value for all option grants.

Share-based compensation expense is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the year, less expected forfeitures.  Forfeitures to be estimated at the time of grant and revised, if necessary in subsequent periods if actual forfeitures differ from those estimates.

Non-employee equity based compensation

Equity-based compensation awards issued to non-employees for services will be recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable.

Earnings per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

For the Period and Year ended July, 2009 and December 31, 2008, the Company had 13,082,344, and 8,282,344 warrants outstanding, respectively.  These common stock equivalents were issued in connection with the Company’s convertible debt offering and private placement of the company’s common stock. However, since the Company reflected a net loss in 2009 and 2008, the effect of considering any common stock equivalents, if outstanding, would have been anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

Recent accounting pronouncements

Effective July 1, 2009, the Company adopted The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles (ASC 105). This standard establishes only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and nonauthoritative. The FASB Accounting Standards Codification (the “Codification”) became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became nonauthoritative. The Company began using the new guidelines and numbering system prescribed by the Codification when referring to GAAP in the third quarter of fiscal 2009. As the Codification was not intended to change or alter existing GAAP, it did not have a material impact on the Company’s financial statements.

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

Effective June 30, 2009, the Company adopted three accounting standard updates which were intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. They also provide additional guidelines for estimating fair value in accordance with fair value accounting. The first update, as codified in ASC 820-10-65, provides additional guidelines for estimating fair value in accordance with fair value accounting. The second accounting update, as codified in ASC 320-10-65, changes accounting requirements for other-than-temporary-impairment (OTTI) for debt securities by replacing the current requirement that a holder have the positive intent and ability to hold an impaired security to recovery in order to conclude an impairment was temporary with a requirement that an entity conclude it does not intend to sell an impaired security and it will not be required to sell the security before the recovery of its amortized cost basis. The third accounting update, as codified in ASC 825-10-65, increases the frequency of fair value disclosures. These updates were effective for fiscal years and interim periods ended after June 15, 2009. The adoption of these accounting updates did not have a material impact on the Company’s financial statements.

Effective June 30, 2009, the Company adopted a new accounting standard for subsequent events, as codified in ASC 855-10. The update modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events). In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued (for public entities) or available to be issued (for nonpublic entities). It also requires the disclosure of the date through which subsequent events have been evaluated. The update did not result in significant changes in the practice of subsequent event disclosures, and therefore the adoption did not have a material impact on the Company’s financial statements.

Effective January 1, 2009, the Company adopted an accounting standard update regarding the determination of the useful life of intangible assets. As codified in ASC 350-30-35, this update amends the factors considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under intangibles accounting. It also requires a consistent approach between the useful life of a recognized intangible asset under prior business combination accounting and the period of expected cash flows used to measure the fair value of an asset under the new business combinations accounting (as currently codified under ASC 850). The update also requires enhanced disclosures when an intangible asset’s expected future cash flows are affected by an entity’s intent and/or ability to renew or extend the arrangement. The adoption did not have a material impact on the Company’s financial statements.

In February 2008, the FASB issued an accounting standard update that delayed the effective date of fair value measurements accounting for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of fiscal 2009. These include goodwill and other non-amortizable intangible assets. The Company adopted this accounting standard update effective January 1, 2009. The adoption of this update to non-financial assets and liabilities, as codified in ASC 820-10, did not have a material impact on the Company’s financial statements.

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

Effective January 1, 2009, the Company adopted a new accounting standard update regarding business combinations. As codified under ASC 805, this update requires an entity to recognize the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration at their fair value on the acquisition date. It further requires that acquisition-related costs be recognized separately from the acquisition and expensed as incurred; that restructuring costs generally be expensed in periods subsequent to the acquisition date; and that changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period be recognized as a component of provision for taxes. The adoption did not have a material impact on the Company’s financial statements.

In September 2009, the FASB issued Update No. 2009-13, “Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). It updates the existing multiple-element revenue arrangements guidance currently included under ASC 605-25, which originated primarily from the guidance in EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (EITF 00-21). The revised guidance primarily provides two significant changes: 1) eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. The Company is currently assessing the future impact of this new accounting update to its financial statements.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

Note 3 Going Concern and Liquidity (Restated)

As reflected in the accompanying consolidated financial statements, the Company has a net loss of $11,634,996 and net cash used in operations of $701,288 for the Period January 1, 2009 to July 31, 2009; and has a working capital deficit of $10,468,316, and a stockholders’ deficit of $10,613,082 at July 31, 2009.

The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.  The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives.  The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future.  There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. The Company believes that the utilization of its unique product lines will provide future positive cash flows.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Reverse Acquisition and Recapitalization and Share Purchase Agreement

On April 15, 2009, Holdings, (formerly known as AirtimeDSL), a then public shell corporation, merged with TAG Industries, Inc. and TAG became the surviving corporation, in a transaction treated as a reverse acquisition. Holdings did not have any operations and majority-voting control was transferred to TAG. The transaction required a recapitalization of TAG. Since TAG acquired a controlling voting interest, it was deemed the accounting acquirer, while Holdings was deemed the legal acquirer. The historical financial statements of the Company are those of TAG, and of the consolidated entities from the date of merger and subsequent.

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

Since the transaction is considered a reverse acquisition and recapitalization, accounting guidance does not apply for purposes of presenting pro-forma financial information.

Pursuant to the merger, Holdings two majority stockholders cancelled 40,050,000 shares of common stock and concurrently issued 22,671,875 shares of common stock to TAG.  Upon the closing of the reverse acquisition, TAG stockholders held 52% of the issued and outstanding shares of common stock.  TAG is deemed the accounting acquirer and the 24,062,500 shares of Holdings were retrospectively included in the common stock issuances of the Company to properly reflect the outstanding shares of common stock prior to the reverse acquisition and recapitalization.

Note 5 Debt

(A)	Loans Payable – Related Parties

The Company is indebted to an officer, director and shareholder for cash advances and unreimbursed expenses incurred on its behalf. The Company owed $32,309 and $59,193 for such payables at July 31, 2009 and December 31, 2008, respectively. These loans are unsecured, non interest bearing and due upon demand.

(B)	Loans Payable – Other (Restated)

On March 31, 2009, the Company issued a loan of $100,000.  The loan bears interest at Prime plus one percent. The note is unsecured and due on demand.  This loan was paid in full on November 6, 2009.

a.
The loan is subject to voluntary conversion if, at any time after closing, a reverse acquisition with a public shell company, the Company completes a private placement (“new financing”) of private placement offering of an aggregate amount of $500,000. The holder will obtain all the rights granted within such offering.  Reference NOTE 5 (C) for further discussion of the terms of the new financing.

b.	In connection with the voluntary conversion, the Company has determined that fair value is applicable.

c.	The Company computed the fair value of the conversion feature and the potential warrants based on the following management assumptions:

Expected dividends	0%
Expected volatility	319%
Expected term	2-5 years
Risk free interest rate	0.88% - 2.46%

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

d.
The Company classified the conversion feature and 400,000 Series “A” and 400,000 Series “B” warrants as a derivative liability due to management’s assessment that the Company may not have the authorized number of shares required to net-share settle.

(C)	Convertible Debt with Series A and B Warrants (Restated)

1.	During the period ended July 31, 2009, the Company issued $720,000 convertible notes with a maturity of 2 years and bearing interest at 10% for cash proceeds of $600,000.

a.	The original issue discount was recorded to debt discount, reducing the carrying amount of the note, and is being amortized over the life of the note.
b.	The notes are convertible at $0.30 per share, or 2,400,000 shares of common stock.
c.	The Notes contain a provision in which the conversion price will be reduced in any event the Company issues any security or debt instrument with a lower consideration per share.
d.	Noteholder received Series “A” and Series “B” warrants
i.	The Noteholder is entitled to 1 Series “A” and 1 Series “B” warrant for each convertible share
ii.	Conversion price is $0.30 per share for Series “A” and $0.60 per share for Series “B”.
iii.	Expiration of 5 years
iv.	As a result, the Company issued 2,400,000 Series “A” warrants and 2,400,000 Series “B” warrants

2.
In connection with the adoption of EITF 07-05, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock,” (“EITF 07-05”) on January 1, 2009 (ASC 815-40-15), the Company determined that the embedded conversion feature and the warrant issuances (ratchet down of exercise price based upon lower exercise price in future offerings) are not indexed to the Company’s own stock and, therefore, is an embedded derivative financial liability (the “Embedded Derivative”), which requires bifurcation and to be separately accounted for pursuant to Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (ASC 815-40-25).

The Company measured the fair value of the outstanding convertible features and warrants using a Black-Scholes valuation model based upon the effectiveness of EITF 07-5 (ASC 815-40-15), if effective, would have established a commitment date since these conversion features and warrants were not indexed to the Company’s own stock.

As a result of the application of ASC 815-40-15, the fair value of the conversion features and warrants are summarized as follow:

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

Fair value at the issuance dates for conversion feature and warrants issued during the period January 1, 2009 to July 31, 2009:	$8,532,567
Mark to market adjustment at July 31, 2009:	1,907,790
Derivative liability balance at July 31, 2009	$10,440,357

The Company recorded the fair value of the derivative liabilities to debt discount to the extent of the face amount of the notes and expensed immediately the remaining value of the derivative as it exceeded the face amount of the note.  The Company recorded a derivative expense for the January 1, 2009 to July 31, 2009 in the amount of $7,832,567.  The Company measured the fair value of the conversion features and warrants using a Black-Scholes valuation model based upon the date in which EITF 07-5 (ASC 815-40-15), if effective, would have established a commitment date since these warrants were not indexed to the Company’s own stock. The fair value at issuance was based upon the following management assumptions:

Expected dividends	0%
Expected volatility	319%
Expected term: conversion feature	2 years
Expected term: warrants	5 years
Risk free interest rate	0.88% - 2.46%

Mark to Market

At July 31, 2009, the Company remeasured the embedded conversion feature and warrants, and recorded a fair value adjustment of $1,907,790.  The following management assumptions were considered:

July 31, 2009:

Exercise price	$0.30 - $0.60
Expected dividends	0%
Expected volatility	319%
Risk fee interest rate	1.13 - 2.53%
Expected life of conversion features	1.67 - 1.81
Expected life of Series “A” and “B” warrants in years	4.67 – 4.82

(D)	Debt Issuance Costs

In connection with raising convertible debt, the Company paid debt issue costs totaling $15,500.  During the period January 1, 2009 to July 31, 2009, the Company amortized $3,772.

Note 6 Fair Value (Restated)

The Company has categorized our assets and liabilities recorded at fair value based upon the fair value hierarchy specified by GAAP.

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

      The levels of fair value hierarchy are as follows:
•	Level 1 inputs utilize unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access;

•
Level 2 inputs utilize other-than-quoted prices that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals; and

•	Level 3 inputs are unobservable and are typically based on our own assumptions, including situations where there is little, if any, market activity.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the Company categorizes such financial asset or liability based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Both observable and unobservable inputs may be used to determine the fair value of positions that are classified within the Level 3 category. As a result, the unrealized gains and losses for assets within the Level 3 category presented in the tables below may include changes in fair value that were attributable to both observable and unobservable inputs.

The following are the major categories of liabilities measured at fair value on a nonrecurring basis during the year ended July 31, 2009 and December 31, 2008, using quoted prices in active markets for identical liabilities (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

	Level 1: Quoted Prices in Active Markets for Identical Liabilities	Level 2: Significant Other Observable Inputs	Level 3: Significant Unobservable Inputs	Total at July 31, 2009
Derivative Liabilities	$-	$-	$10,440,356	$10,440,356

Total	$-	$-	$10,440,356	$10,440,356

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

There were no financial instruments accounted for at fair value at December 31, 2008.

Note 7 Stockholders’ Equity (Deficit)

(A)	Common Stock

For the Year Ended December 31, 2008

On January 2, 2008, the Company issued 5,944,273 common shares to three consultants for services rendered, having a fair value of $500,000 ($0.08/share).  Fair value was based upon recent cash offerings to third parties.

On January 2, 2008, the Company executed a 25,000 to 1 forward split of the Company’s common stock. All share and per share amounts were retroactively restated.

On June 13, 2008, the Company issued 14,890,403 shares of common stock for proceeds of $1,204,086 ($0.08/share).

For the Period Ended July 31, 2009

On April 21, 2009, the Company issued 100,000 common shares to a consultant for services rendered, having a fair value of $101,000 ($1.01/share).  Fair value was based upon the quoted closing trading price of the Company’s common stock.

On July 15, 2009, the Company issued 150,000 common shares in connection with certain convertible debt holders waiving their underlying registration rights on their convertible debt. The fair value of these stock issuances was $151,500 ($1.01/share), based upon the quoted closing trading price of the Company’s common stock.

On July 31, 2009, the Company issued 300,000 common shares to a consultant for services rendered, having a fair value of $375,000 ($1.25/share).  Fair value was based upon the quoted closing trading price of the Company’s common stock.

On July 31, 2009, the Company issued 300,000 common shares to the Company’s new Chief Financial Officer as a sign on bonus, having a fair value of $375,000 ($1.25/share).  Fair value was based upon the quoted closing trading price of the Company’s common stock.

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

(B)	Warrants Issued for Services

On December 31, 2008, the Company granted 890,350, five year stock purchase warrants, to purchase shares of the Company’s common stock at an exercise price of $0.25.

The Company determined the fair value of the warrants was $140,177, based upon the following management assumptions:

Expected dividends	0%
Expected volatility	319%
Expected term	5 years
Risk free interest rate	3.4%

(C)	Warrants

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price
Exercisable - December 31, 2007	453,906	$0.25
Granted	8,718,788	$0.25
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2008	9,172,694	$0.25
Exercisable - December 31, 2008	9,172,694	$0.25
Granted	4,800,000	$0.45
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – July 31, 2009	13,972,694	$0.32
Exercisable – July 31, 2009	13,972,694	$0.32

Warrants Outstanding				Warrants Exercisable
Range of exercise price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.25 - $0.60	13,972,694	4.02 years	$0.32	13,972,694	$0.32

At July 31, 2009 and December 31, 2008, the total intrinsic value of warrants outstanding and exercisable was $13,012,694 and $0, respectively.

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

Note 8 Income Taxes (Restated)

The Company recognized deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling approximately $706,000 at July 31, 2009, expiring through 2029. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

Amortization of debt issuance costs, amortization of debt discounts, and changes in accrued payroll liabilities.

Significant deferred tax assets at July 31, 2009 and December 31, 2008 are as follows:

	2009	2008
Gross deferred tax assets:
Net operating loss carryforward	$566,000	$300,000
Amortization of debt discount and debt issue costs	65,000	-
Accrued salary	6,000	6,000
Total deferred tax assets	637,000	306,000
Less: valuation allowance	(637,000)	(306,000)
Deferred tax asset - net	$-	$-

The valuation allowance at December 31, 2008 was approximately $306,000. The net change in valuation allowance during the year ended July 31, 2009 was an increase of approximately $331,000.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.   Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of July 31, 2009.

The actual tax benefit differs from the expected tax benefit for the periods ended July 31, 2009 and December 31, 2008 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 5.5% for State income taxes, a blended rate of 37.63%) as follows:

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

	2009	2008

Expected tax expense (benefit) – Federal	$(3,738,000)	$(470,000)
Expected tax expense (benefit) – State	(640,000)	(80,000)
Non-deductible stock compensation	377,000	373,000
Non-deductible meals and entertainment	5,000	11,000
Derivative Expense	2,947,000	-
Change in fair value of derivative expense	718,000	-
Change in Valuation Allowance	3,996,000	166,000
Actual tax expense (benefit)	$-	$-

Note 9 Concentrations

The Company had the following concentrations:

(A)	Accounts Receivable

Customer	July 31, 2009	December 31, 2008
A	-%	100%

(B)	Sales

Customer	July 31, 2009	For the Year Ended December 31, 2008
A	-%	100%

(C)	Accounts Payable

Vendor	July 31, 2009	December 31, 2008
A	-%	30%

(D)	Purchases

Vendor	July 31, 2009	December 31, 2008
A	-%	100%

Note 10 Commitments and Contingencies

Litigations, Claims and Assessments

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Employment Agreement

On July 31, 2009, the Company entered into an employment agreement with its Chief Financial Officer. The terms of the agreement are as follows:

●	2 year term
●
Cash for services rendered by the CFO’s accounting firm at $34,000 for the period July 31, 2009 through December 31, 2009 dependant on the need for additional services not outlined in the employment contract.  During 2010, the services will be performed for a $48,000.

●	300,000 shares of the Company’s common stock (see Note 6(A))

Note 11 Restatement

During November 2009, the Company discovered material errors associated with the financial statements issued for the period January 1, 2009 to July 31, 2009.

The Company identified conversion features embedded within the convertible notes as well as detachable stock purchase warrants containing ratchet provisions that require the Company to apply fair value accounting. The Company determined that the embedded conversion features and warrants (ratchet down of exercise price based upon lower exercise price in future offerings) are not indexed to the Company’s own stock and, therefore, are embedded derivative financial liabilities (the “Embedded Derivative”), which requires bifurcation and to be separately accounted for pursuant to Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (ASC 815-40-25).  At issuance, the Company recorded the embedded conversion features and warrants at fair value as a derivative liability.  At each balance sheet date, the Company marks the derivative to market value.

The Company adjusted previously issued financial statements to reflect the following in connection with the restatement:

	As Restated	Adjustment	As Previously Reported
Loans payable – other – net of debt discount	$16,712	$(83,288)	$100,000
Derivative liability	$10,440,356	$10,440,356	$-
Accumulated deficit	$(13,475,328)	$(9,757,068)	$(3,718,260)
Total stockholders’ deficit	$(10,613,082)	$(10,357,068)	$(256,014)
Derivative expense	$9,740,356	$9,740,356	$-
Interest expense	$329,227	$16,712	$312,515
Net Loss	$(11,634,996)	$(9,757,068)	$(1,877,928)
Net loss per share- Basic and Diluted	$(0.23)	$(0.19)	$(0.04)

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

Note 12 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of July 31, 2009 and November 13, 2009, the date the financial statements were issued.

(A)	Convertible Debt and Warrants

Debt Issued with Series A and B Warrants

During the period ended August 1, 2009 through November 13, 2009, the Company issued convertible notes payable aggregating $1,020,000 to third parties (“the Notes”).  The Company provided the noteholders with an original issue discount which was equal to two years of simple interest at 10%.  As a result, the Company received gross proceeds on the Notes in the amount of $850,000.  The original issue discount was recorded to debt discount reducing the face amount of the note and is being amortized to interest expense over the maturity period of the debt.  The Notes have a conversion price of $0.30. The Notes are secured by all assets of the Company.  The notes are due during April and May, 2011 (long term debt), these notes contain Series A and B warrants.

Notes issued with Series A and B warrants ($1,020,000 face amount) were issued with 100% coverage, Series A five-year detachable stock purchase warrants having an exercise price of $0.30/share and 100% coverage, Series B five-year detachable stock purchase warrants having an exercise price of $0.60/share.

As a result, the Company granted 6,800,000 additional warrants (3,400,000 associated each with “A” and “B” warrants discussed above).

In connection with convertible debt issued in 2009, the Company has determined that an allocation of fair value associated with these warrants is applicable for these conventional convertible debt instruments.  The Company first determined the fair value of the warrants based upon the following management assumptions:

Expected dividends	0%
Expected volatility	319%
Expected term	5 years
Risk free interest rate	0.92% - 3.02%

Clear-Lite Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
July 31, 2009 (Restated) and December 31, 2008

After computing the fair value of the warrants, the Company determined the relative fair value of the convertible debt and the related effective conversion price. The Company’s effective conversion price for these issuances of convertible debt was below market price.

The Company recorded a beneficial conversion feature in connection with the issuance of certain of these notes in the amount of $850,000.  In addition, the Company recorded a $170,000 original issue discount associated with the debt issuance computed as the difference between the face amount of the debt and the cash received.

(B)	Common Share Issuance

On October 1, 2009, the Company issued 4,350,000 shares of the Company’s common stock to consultants for services rendered, having a fair value of $3,306,000 ($0.76/share), based upon the quoted closing trading price.

(C)	Stock Purchase Warrant Issuance

On October 1, 2009, the Company granted 2,425,000 stock purchase warrants with an exercise price of $0.30 per stock purchase warrant to a consultant for services rendered, having a fair value of $2,381,156.

The Company determined the fair value of the warrants based upon the following management assumptions:

Expected dividends	0%
Expected volatility	319%
Expected term	5 years
Risk free interest rate	3.4%

CLEAR-LITE HOLDINGS, INC.

21,750,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is ____________, 2010

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee	$368
Transfer Agent Fees	$500
Accounting fees and expenses	$7,500
Legal fees and expense	$7,500
Blue Sky fees and expenses	$250
Total	$16,118

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada General Corporation Law contains provisions authorizing indemnification by the company of directors, officers, employees or agents against certain liabilities and expenses that they may incur as directors, officers, employees or agents of the company or of certain other entities. Section 78.7502(3) provides for mandatory indemnification, including attorney’s fees, if the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein.

Section 78.751 provides that such indemnification may include payment by the company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under the Section. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the company or such other entities.

Section 78.752 authorizes the company to obtain insurance on behalf of any such director, officer employee or agent against liabilities, whether or not the company would have the power to indemnify such person against such liabilities under the provisions of the Section 78.7502. The indemnification and advancement of expenses provided pursuant to Sections 78.7502 and 78.751 are not exclusive, and subject to certain conditions, the company may make other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents. Because neither the Articles of Incorporation, as amended, or By-laws of the company otherwise provide, notwithstanding the failure of the company to provide indemnification and despite a contrary determination by the board of directors or its shareholders in a specific case, a director, officer, employee or agent of the company who is or was a party to a proceeding may apply to a court of competent jurisdiction for indemnification or advancement of expenses or both, and the court may order indemnification and advancement of expenses, including expenses incurred in seeking court- ordered indemnification or advancement of expenses if it determines that the petitioner is entitled to mandatory indemnification pursuant to Section 78.7502(3) because he has been successful on the merits, or because the company has the power to indemnify on a discretionary basis pursuant to Section 78.7502 or because the court determines that the petitioner is fairly and reasonably entitled to indemnification or advancement of expenses or both in view of all the relevant circumstances.

Articles of Incorporation and By-laws

Our Articles of Incorporation and By-laws, as amended, empower us to indemnify our current or former directors, officers, employees or agents or persons serving by our request in such capacities in any other enterprise or persons who have served by our request is in such capacities in any other enterprise to the full extent permitted by the laws of the State of Nevada. Pursuant to Nevada law and our Articles of Incorporation and By-laws, our officers and directors (and former officers and directors) are entitled to indemnification from us to the full extent permitted by law. Our Articles of Incorporation and By-laws generally provide for such indemnification for claims arising out of the acts or omissions of our officers and directors in their capacity as such, undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The conditions and extent of indemnification are set forth in the Articles of Incorporation and By-laws. Insofar as indemnification for liabilities arising under the Securities Act  may be permitted to officers, directors or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On April 15, 2009, we consummated a private placement for the issuance and sale of a convertible debenture for up to $480,000 of principal amount and two series of warrants to purchase up to 3,200,000 shares of our common stock, for aggregate gross proceeds of approximately $400,000.

We issued these shares in reliance on the safe harbor provided by Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended. These stockholders who received the securities represent that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

On June 15, 2009 we consummated a private placement for the issuance and sale of a convertible debenture for up to $240,000 of principal amount and two series of warrants to purchase up to 1,600,000 shares of our common stock, for aggregate gross proceeds of $200,000.

We issued these securities in reliance on the safe harbor provided by Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended. These stockholders who received the securities represent that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

On September 8, 2009, we consummated a private placement with five accredited investors for the issuance and sale of convertible promissory notes and Series A and Series B common stock purchase warrants.

Each note is for the principal amount of $120,000 and is convertible into our shares of common stock at an exercise price of $0.30 per share. The Series A warrant entitles each investor to purchase up to 400,000 shares of our common stock at an exercise price of $0.30 per share. The Series B warrant entitles each investor to purchase up to 400,000 shares of our common stock at an exercise price of $0.60 per share. The warrants expire five years from the date of issuance. The aggregate face amount of the notes prior to the application of any original issue discount was $500,000 and the gross proceeds that we received were $400,000.

We issued these securities in reliance on the safe harbor provided by Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended. These stockholders who received the securities represent that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

On November 6, 2009, we consummated a private placement with nine (9) accredited investors for the issuance and sale of convertible promissory notes and Series A and Series B common stock purchase warrants. The notes are for the principal amount of $420,000 and are convertible into our shares of common stock. The Series A warrant entitles the investors to purchase up to 1,400,000 shares of our common stock at an exercise price of $0.30 per share. The Series B warrant entitles the investors to purchase up to 1,400,000 shares of our common stock at an exercise price of $0.60 per share. The warrants expire five years from the date of issuance. The aggregate face amount of the notes prior to the application of any original issue discount was $420,000 and the gross proceeds that we received were $350,000.

We issued these securities in reliance on the safe harbor provided by Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended. These stockholders who received the securities represent that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

On December 31, 2009, we consummated a private placement with one (1) accredited investor for the issuance and sale of a convertible promissory note and Series A and Series B common stock purchase warrants.  The note is for the principal amount of $72,000 and is convertible into shares of our common stock at an exercise price of $0.30 per share. The Series A warrant entitles the investor to purchase up to 240,000 shares of our common stock at an exercise price of $0.30 per share. The Series B warrant entitles the investor to purchase up to 240,000 shares of our common stock at an exercise price of $0.60 per share. The warrants expire five years from the date of issuance. The aggregate face amount of the note prior to the application of any original issue discount was $72,000 and the gross proceeds received by us were $60,000.

We issued these securities in reliance on the safe harbor provided by Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended. These stockholders who received the securities represent that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

On February 26, 2010, the Company issued a $100,000 convertible note with a maturity on November 26, 2010 and bearing interest at 8% per annum for cash proceeds of $100,000. The notes are convertible into shares of the Company’s common stock at a 42% discount of the average of the lowest three (3) trading prices (the closing bid price on the Over-the-Counter Bulletin Board or applicable trading market) for the Company’s common stock during the ten (10) trading day period ending one (1) trading day prior to the date the conversion notice is sent by the noteholder to the Company. The Company has analyzed the contract and has concluded that a derivative liability exists. The Company is in the process of determining the fair value of the derivative liability at issuance.

We issued these securities in reliance on the safe harbor provided by Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended. These stockholders who received the securities represent that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

On March 29, 2010, the Company issued a $50,000 convertible note with a maturity on December 29, 2010 and bearing interest at 8% per annum for cash proceeds of $50,000. The notes are convertible into shares of the Company’s common stock at a 42% discount of the average of the lowest three (3) trading prices (the closing bid price on the Over-the-Counter Bulletin Board or applicable trading market) for the Company’s common stock during the ten (10) trading day period ending one (1) trading day prior to the date the conversion notice is sent by the noteholder to the Company. The Company has analyzed the contract and has concluded that a derivative liability exists. The Company is in the process of determining the fair value of the derivative liability at issuance.

We issued these securities in reliance on the safe harbor provided by Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended. These stockholders who received the securities represent that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

On April 15, 2010, the Company issued a $50,000 convertible note with a maturity on January 15, 2011 and bearing interest at 8% per annum for cash proceeds of $50,000. The notes are convertible into shares of the Company’s common stock at a 42% discount of the average of the lowest three (3) trading prices (the closing bid price on the Over-the-Counter Bulletin Board or applicable trading market) for the Company’s common stock during the ten (10) trading day period ending one (1) trading day prior to the date the conversion notice is sent by the noteholder to the Company. The Company has analyzed the contract and has concluded that a derivative liability exists. The Company is in the process of determining the fair value of the derivative liability at issuance.

We issued these securities in reliance on the safe harbor provided by Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended. These stockholders who received the securities represent that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

On June 17, 2010, we entered into a subscription agreement with one (1) accredited investor.  Pursuant to the agreement, we issued the investor 1,500,000 shares of our common stock at a purchase price of $0.10 per share, for an aggregate purchase price of one hundred and fifty thousand dollars ($150,000). Additionally, we issued a 5-year warrant to purchase 1,500,000 shares of our common stock at an exercise price of $0.10.

We issued these securities in reliance on the safe harbor provided by Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended. These stockholders who received the securities represent that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

On July 19, 2010 we issued a convertible promissory note of up to $650,000 with one accredited investor.  The note bears interest at a rate of 10% and has a maturity date of July 19, 2013. Prepayment under the note is not permitted, unless approved by the holder of the note. Under the terms of the note, the holder is entitled, at its option, to convert all or part of the principal amount and accrued interest into our shares of our common stock at a conversion price equal to the lesser of (i) $0.10 or (ii) 65% of the average of the two lowest closing prices of our common stock in the twenty two (22) trading days immediately prior to the conversion, subject to adjustment in certain circumstances.

We issued these securities in reliance on the safe harbor provided by Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended. These stockholders who received the securities represent that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.	DESCRIPTION
2.1
Acquisition and Plan of Merger between AirtimeDSL and Beijing Happy Vitamins Trading Co., Ltd. dated June 11, 2008 (incorporated by reference to Exhibit 2.1 to Registrant’s Form 8-K filed June 17, 2008).

2.2	Merger Agreement dated April 15, 2009 (incorporated by reference to Exhibit 2.1 to Registrant’s Form 8-K filed April 20, 2009).

3.1	Articles of Incorporation dated December 28, 2005 (incorporated by reference to Exhibit 3.1 to Registrant’s Form SB-2 filed September 13, 2007).

3.2	By-laws of the Registrant dated December 28, 2005 (incorporated by reference to Exhibit 3.2 to Registrant’s Form SB-2 filed September 13, 2007).

3.3	Amended Articles of Incorporation filed with the Nevada Secretary of State on June 11, 2008 (incorporated by reference to Exhibit 3.4 to Registrant’s Form 8-K filed June 17, 2008).

3.4
Correction Notice filed on June 24, 2008 with the Nevada Secretary of State to cancel the Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.5 to Registrant’s Form 10-K filed June 26, 2008).

3.5	Amended Articles of Incorporation filed in the state of Nevada on May 28, 2009 (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed May 29, 2009).

3.6	Bylaws, Amended and Restated as of March 16, 2010 (incorporated by reference to Exhibit 3.1 to Registrant’s Form 10-Q filed March 17, 2010).

4.1	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K filed April 20, 2009).

4.2	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 to Registrant’s Form 8-K filed April 20, 2009).

4.3	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K filed June 19, 2009).

4.4	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 to Registrant’s Form 8-K filed June 19, 2009).

4.5	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K filed September 14, 2009).

4.6	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 to Registrant’s Form 8-K filed September 14, 2009).

4.7	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K filed November 9, 2009).

4.8	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 to Registrant’s Form 8-K filed November 9, 2009).

4.9	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K filed January 7, 2010).

4.10	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 to Registrant’s Form 8-K filed January 7, 2010).

4.11	Form of Warrant (incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K filed June 22, 2010).

5.1	Opinion of Anslow and Jaclin, LLP*

10.1
Termination and Release, dated June 24, 2008, by and among AirtimeDSL, Inc., China Water Sub and Beijing Happy Vitamins Trading Co., Ltd. (incorporated by reference to Exhibit 10.1 to Registrant’s Form 10-K filed June 26, 2008).

10.2	Convertible Debenture Purchase Agreement (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed April 20, 2009).

10.3	Convertible Debenture Form of Subscription Agreement (incorporated by reference to Exhibit 10.2 to Registrant’s Form 8-K filed April 20, 2009).

10.4	Escrow Agreement (incorporated by reference to Exhibit 10.3 to Registrant’s Form 8-K filed April 20, 2009).

10.5	Subscription Agreement (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed June 19, 2009).

10.6	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to Registrant’s Form 8-K filed September 14, 2009).

10.7	David Briones Employment Agreement (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed August 6, 2009).

10.8	Subscription Agreement (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed September 14, 2009).

10.9	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to Registrant’s Form 8-K filed September 14, 2009).

10.10	Subscription Agreement (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed November 9, 2009).

10.11	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to Registrant’s Form 8-K filed November 9, 2009).

10.12	Subscription Agreement (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed January 7, 2010).

10.13	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed January 7, 2010).

10.14	Form of TAG Industries, Inc.’s Logistic Agreement (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed April 1, 2010).

10.15
Non-binding Letter of Intent, dated March 26, 2010, by and among Clear-Lite Holdings, Inc., TAG Industries, Inc., In-Store Products Limited, and Michael Davidson (incorporated by reference to Exhibit 10.2 to Registrant’s Form 8-K filed April 1, 2010).

10.16
Form of Logistics Agreement by and between TAG Industries, Inc. and Televes Internacional SA DE CV dated June 8, 2010 (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed June 14, 2010).

10.17	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed June 22, 2010).

10.18	$650,000 Convertible Promissory Note dated July 19, 2010 (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed July 23, 2010).

10.19	Form of $500,000 Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to Registrant’s Form 8-K filed July 23, 2010).

23.1	Consent of Berman & Co., LLP*

23.2	Consent of Anslow & Jaclin LLP (included in Exhibit 5.1 filed herewith)*

* Filed herewith

UNDERTAKINGS

(A)          The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida, on August 24, 2010.

CLEAR-LITE HOLDINGS, INC.

/s/ Thomas J. Irvine
Name: Thomas J. Irvine
Position: Chairman, Chief Executive Officer, President and Secretary

/s/ David Briones
Name: David Briones
Position: Chief Financial Officer